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                                                                 EXHIBIT 10.1


                                                              [EXECUTION COPY]



                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT,



                              dated as of July 9, 1998,



                                        among



                                      IQI, INC.,

                                   as the Borrower,


                         AEGIS COMMUNICATIONS GROUP, INC.
                     (formerly ATC Communications Group, Inc.)

                                   as a Guarantor


                           VARIOUS FINANCIAL INSTITUTIONS,

                                   as the Lenders,

                              THE BANK OF NOVA SCOTIA,

                            as Documentation Agent, and
                       Administrative Agent for the Lenders,


                                        and


                            CREDIT SUISSE FIRST BOSTON,

                       as Syndication Agent for the Lenders.

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                                  TABLE OF CONTENTS
                                  -----------------

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SECTION                                                                          PAGE
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                                     ARTICLE I

                          DEFINITIONS AND ACCOUNTING TERMS

1.1.      Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
1.2.      Use of Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . 33
1.3.      Cross-References . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
1.4.      Accounting and Financial Determinations. . . . . . . . . . . . . . . . . 34

                                     ARTICLE II

                  CONTINUATION AND REALLOCATION OF EXISTING LOANS
                           AND EXISTING LETTERS OF CREDIT;
                  COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                            NOTES AND LETTERS OF CREDIT

2.1.      Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
2.1.1.    Existing Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
2.1.2.    Revolving Loan Commitment and Swing Line Loan Commitment . . . . . . . . 34
2.1.3.    Letter of Credit Commitment. . . . . . . . . . . . . . . . . . . . . . . 35
2.1.4.    Lenders Not Permitted or Required To Make Loans or Issue or
               Participate in Letters of Credit Under Certain
               Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
2.1.5.    Issuer Not Permitted or Required to Issue Letters of Credit. . . . . . . 36
2.1.6.    Assignment and Reallocation of Existing Commitments and Existing
               Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
2.2.      Reduction of Commitment Amounts. . . . . . . . . . . . . . . . . . . . . 39
2.2.1.    Optional . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
2.2.2.    Mandatory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
2.3.      Borrowing Procedures and Funding Maintenance . . . . . . . . . . . . . . 40
2.3.1.    Revolving Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
2.3.2.    Swing Line Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
2.4.      Continuation and Conversion Elections. . . . . . . . . . . . . . . . . . 42
2.5.      Funding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
2.6.      Issuance Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
2.6.1.    Other Lenders' Participation . . . . . . . . . . . . . . . . . . . . . . 43
2.6.2.    Disbursements; Conversion to Revolving Loans . . . . . . . . . . . . . . 44
2.6.3.    Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
2.6.4.    Deemed Disbursements . . . . . . . . . . . . . . . . . . . . . . . . . . 45
2.6.5.    Nature of Reimbursement Obligations. . . . . . . . . . . . . . . . . . . 45
2.7.      Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

                                        -i-

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                                     ARTICLE III

                     REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.      Repayments and Prepayments; Application. . . . . . . . . . . . . . . . . 46
3.1.1.    Repayments and Prepayments . . . . . . . . . . . . . . . . . . . . . . . 46
3.1.2.    Application. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
3.2.      Interest Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
3.2.1.    Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
3.2.2.    Post-Maturity Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
3.2.3.    Payment Dates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
3.3.      Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
3.3.1.    Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
3.3.2.    Administrative Agent's Fee . . . . . . . . . . . . . . . . . . . . . . . 51
3.3.3.    Letter of Credit Fee . . . . . . . . . . . . . . . . . . . . . . . . . . 51

                                     ARTICLE IV

                       CERTAIN LIBO RATE AND OTHER PROVISIONS

4.1.      LIBO Rate Lending Unlawful . . . . . . . . . . . . . . . . . . . . . . . 51
4.2.      Deposits Unavailable . . . . . . . . . . . . . . . . . . . . . . . . . . 51
4.3.      Increased LIBO Rate Loan Costs, etc. . . . . . . . . . . . . . . . . . . 52
4.4.      Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
4.5.      Increased Capital Costs. . . . . . . . . . . . . . . . . . . . . . . . . 53
4.6.      Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
4.7.      Payments, Computations, etc. . . . . . . . . . . . . . . . . . . . . . . 55
4.8.      Sharing of Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . 55
4.9.      Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

                                     ARTICLE V

                                CONDITIONS PRECEDENT

5.1.      Effectiveness: Initial Credit Extension. . . . . . . . . . . . . . . . . 56
5.1.1.    Resolutions, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
5.1.2.    Delivery of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
5.1.3.    Consummation of ATC Merger; Acquisition Certificate. . . . . . . . . . . 57
5.1.4.    The Transaction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
5.1.5.    Closing Date Certificate . . . . . . . . . . . . . . . . . . . . . . . . 58

                                        -ii-

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5.1.6.    Affirmation and Consent. . . . . . . . . . . . . . . . . . . . . . . . . 58
5.1.7.    Payment of Outstanding Indebtedness, etc.. . . . . . . . . . . . . . . . 58
5.1.8.    Subsidiary Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . 58
5.1.9.    Aegis Pledge Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 59
5.1.10.   Security Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . 59
5.1.11.   Capital Contribution Agreements; Side Letter . . . . . . . . . . . . . . 60
5.1.12.   Financial Information, etc.. . . . . . . . . . . . . . . . . . . . . . . 60
5.1.13.   Litigation, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
5.1.14.   Material Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . . 60
5.1.15.   No Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
5.1.16.   Solvency Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . 61
5.1.17.   Borrowing Base Certificate . . . . . . . . . . . . . . . . . . . . . . . 61
5.1.18.   Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . 61
5.1.19.   Opinions of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . 61
5.1.20.   Payment of the Note Amount . . . . . . . . . . . . . . . . . . . . . . . 61
5.1.21.   Closing Date Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . 62
5.1.22.   Closing Fees, Expenses, etc. . . . . . . . . . . . . . . . . . . . . . . 62
5.2.      All Credit Extensions. . . . . . . . . . . . . . . . . . . . . . . . . . 62
5.2.1.    Compliance with Warranties, No Default, etc. . . . . . . . . . . . . . . 62
5.2.2.    Credit Extension Request . . . . . . . . . . . . . . . . . . . . . . . . 63
5.2.3.    Satisfactory Legal Form. . . . . . . . . . . . . . . . . . . . . . . . . 63

                                      ARTICLE VI

                           REPRESENTATIONS AND WARRANTIES

6.1.      Organization, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
6.2.      Due Authorization, Non-Contravention, etc. . . . . . . . . . . . . . . . 64
6.3.      Government Approval, Regulation, etc.. . . . . . . . . . . . . . . . . . 64
6.4.      Validity, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
6.5.      Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . . 65
6.6.      No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . 65
6.7.      Litigation, Labor Controversies, etc.. . . . . . . . . . . . . . . . . . 65
6.8.      Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
6.9.      Ownership of Properties. . . . . . . . . . . . . . . . . . . . . . . . . 65
6.10.     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
6.11.     Pension and Welfare Plans. . . . . . . . . . . . . . . . . . . . . . . . 66
6.12.     Environmental Warranties . . . . . . . . . . . . . . . . . . . . . . . . 66
6.13.     Regulations U and X. . . . . . . . . . . . . . . . . . . . . . . . . . . 67
6.14.     Accuracy of Information. . . . . . . . . . . . . . . . . . . . . . . . . 68
6.15.     Seniority of Obligations, etc. . . . . . . . . . . . . . . . . . . . . . 68

                                        -iii-

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                                     ARTICLE VII

                                      COVENANTS

7.1.      Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . 68
7.1.1.    Financial Information, Reports, Notices, etc.. . . . . . . . . . . . . . 69
7.1.2.    Compliance with Laws, etc. . . . . . . . . . . . . . . . . . . . . . . . 70
7.1.3.    Maintenance of Properties. . . . . . . . . . . . . . . . . . . . . . . . 71
7.1.4.    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
7.1.5.    Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
7.1.6.    Environmental Covenant . . . . . . . . . . . . . . . . . . . . . . . . . 71
7.1.7.    Future Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . 72
7.1.8.    Future Leased Property and Future Acquisitions of Real Property. . . . . 73
7.1.9.    Use of Proceeds, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . 74
7.1.10.   Rate Protection Agreements . . . . . . . . . . . . . . . . . . . . . . . 74
7.1.11.   End of Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
7.1.12.   Edward Blank Associates, Inc . . . . . . . . . . . . . . . . . . . . . . 74
7.2.      Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
7.2.1.    Business Activities. . . . . . . . . . . . . . . . . . . . . . . . . . . 74
7.2.2.    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
7.2.3.    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
7.2.4.    Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . 77
7.2.5.    Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
7.2.6.    Restricted Payments, etc.. . . . . . . . . . . . . . . . . . . . . . . . 79
7.2.7.    Capital Expenditures, etc. . . . . . . . . . . . . . . . . . . . . . . . 80
7.2.8.    Take or Pay Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . 80
7.2.9.    Consolidation, Merger, etc.. . . . . . . . . . . . . . . . . . . . . . . 80
7.2.10.   Asset Dispositions, etc. . . . . . . . . . . . . . . . . . . . . . . . . 81
7.2.11.   Modification of Certain Agreements . . . . . . . . . . . . . . . . . . . 81
7.2.12.   Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . 81
7.2.13.   Negative Pledges, Restrictive Agreements, etc. . . . . . . . . . . . . . 81
7.2.14.   Stock of Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . 82
7.2.15.   Sale and Leaseback . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
7.2.16.   End of Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . 82

                                        -iv-

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                                     ARTICLE VIII

                                  EVENTS OF DEFAULT

8.1.      Listing of Events of Default . . . . . . . . . . . . . . . . . . . . . . 82
8.1.1.    Non-Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . 83
8.1.2.    Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
8.1.3.    Non-Performance of Certain Covenants and Obligations . . . . . . . . . . 83
8.1.4.    Non-Performance of Other Covenants and Obligations . . . . . . . . . . . 83
8.1.5.    Default on Other Indebtedness. . . . . . . . . . . . . . . . . . . . . . 83
8.1.6.    Judgments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
8.1.7.    Pension Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
8.1.8.    Control of Aegis or the Borrower . . . . . . . . . . . . . . . . . . . . 84
8.1.9.    Bankruptcy, Insolvency, etc. . . . . . . . . . . . . . . . . . . . . . . 84
8.1.10.   Impairment of Security, etc. . . . . . . . . . . . . . . . . . . . . . . 85
8.1.11.   Subordinated Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
8.2.      Action if Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . 86
8.3.      Action if Other Event of Default . . . . . . . . . . . . . . . . . . . . 86

                                     ARTICLE IX

                                     THE AGENTS

9.1.      Actions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
9.2.      Funding Reliance, etc. . . . . . . . . . . . . . . . . . . . . . . . . . 87
9.3.      Exculpation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
9.4.      Successor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
9.5.      Credit Extensions by Agents. . . . . . . . . . . . . . . . . . . . . . . 88
9.6.      Credit Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
9.7.      Copies, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
9.8.      The Documentation Agent and the Syndication Agent. . . . . . . . . . . . 89

                                     ARTICLE X

                                     GUARANTY

10.1.     Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
10.2.     Acceleration of Guaranty . . . . . . . . . . . . . . . . . . . . . . . . 89
10.3.     Guaranty Absolute, etc . . . . . . . . . . . . . . . . . . . . . . . . . 90
10.4.     Reinstatement, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . 91

                                        -v-

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10.5.     Waiver, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
10.6.     Postponement of Subrogation, etc.. . . . . . . . . . . . . . . . . . . . 91
10.7.     Successors, Transferees and Assigns; Transfers of Notes, etc.. . . . . . 92

                                     ARTICLE XI

                              MISCELLANEOUS PROVISIONS

11.1.     Waivers, Amendments, etc.. . . . . . . . . . . . . . . . . . . . . . . . 92
11.2.     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
11.3.     Payment of Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . 93
11.4.     Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
11.5.     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95
11.6.     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
11.7.     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
11.8.     Execution in Counterparts, Effectiveness, etc. . . . . . . . . . . . . . 96
11.9.     Governing Law; Entire Agreement. . . . . . . . . . . . . . . . . . . . . 96
11.10.    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . 96
11.11.    Sale and Transfer of Loans and Notes; Participations in Loans and
               Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 97
11.11.1.  Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 97
11.11.2.  Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
11.12.    Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
11.13.    Forum Selection and Consent to Jurisdiction. . . . . . . . . . . . . . . 99
11.14.    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . .100


SCHEDULE I     -    Disclosure Schedule
SCHEDULE II    -    Amounts under Existing Credit Agreement
SCHEDULE III   -    Amounts under Existing Credit Agreement
SCHEDULE IV    -    Adjusted Net Worth
SCHEDULE V     -    Non-Recurring Extraordinary Items
SCHEDULE VI    -    AT&T Excess Billing Adjustments


EXHIBIT A-1    -    Form of Revolving Note
EXHIBIT A-2    -    Form of Swing Line Note
EXHIBIT A-3    -    Form of Term Note
EXHIBIT B-1    -    Form of Borrowing Request
EXHIBIT B-2    -    Form of Issuance Request
EXHIBIT C      -    Form of Borrowing Base Certificate
EXHIBIT D      -    Form of Continuation/Conversion Notice
EXHIBIT E      -    Form of Closing Date Certificate
EXHIBIT F      -    Form of Compliance Certificate
EXHIBIT G-1    -    Form of Aegis Solvency Certificate
EXHIBIT G-2    -    Form of Borrower Solvency Certificate
EXHIBIT H-1    -    Form of Aegis Security Agreement
EXHIBIT H-2    -    Form of Borrower Security Agreement
EXHIBIT H-3    -    Form of Subsidiary Security Agreement
EXHIBIT I-1    -    Form of Aegis Pledge Agreement
EXHIBIT I-2    -    Form of Borrower Pledge Agreement
EXHIBIT I-3    -    Form of Subsidiary Pledge Agreement
EXHIBIT J      -    Form of Subsidiary Guaranty
EXHIBIT K      -    Form of Lender Assignment Agreement
EXHIBIT L      -    -Forms of Seller Subordinated Note
EXHIBIT M-1    -    Form of Opinion of Paul, Hastings, Janofsky & Walker LLP,
                         Counsel to the Obligors
EXHIBIT M-2    -    Form of Opinion of Hughes & Luce, Counsel to Aegis
EXHIBIT M-3    -    Form of Reliance Letter
EXHIBIT N-1    -    Form of Borrower Capital Contribution Agreement
EXHIBIT N-2    -    Form of Aegis Capital Contribution Agreement
EXHIBIT O      -    Form of Affirmation and Consent

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 9, 1998 (amending and restating the Existing Credit Agreement, as defined below), is among IQI, INC., a New York corporation (the "BORROWER"), Aegis Communications Group, Inc. ("AEGIS" which, immediately prior to the ATC Merger was known as "ATC Communications Group, Inc.", and which is sometimes referred to herein as "ATC"), a Delaware corporation, as a Guarantor, the various financial institutions parties hereto (each a "LENDER" and, collectively, the "LENDERS"), THE BANK OF NOVA SCOTIA ("SCOTIABANK"), as documentation agent (the "DOCUMENTATION AGENT") and administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders and CREDIT SUISSE FIRST BOSTON ("CSFB"), as syndication agent (the "SYNDICATION AGENT").


                                 W I T N E S S E T H:

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of June 30, 1997 (as amended (including the amendment described below), supplemented, amended and restated or otherwise modified prior to the Effective Date (such capitalized term, and other capitalized terms used in these recitals, to have the meanings provided in SECTION 1.1), the "EXISTING CREDIT AGREEMENT"), among the Borrower, the various financial institutions parties thereto on the Effective Date (the "EXISTING LENDERS") and Scotiabank, as administrative agent and documentation agent and CSFB, as syndication agent for the Existing Lenders,

          (i) Scotiabank (in its capacity as the Issuer) issued those letters of credit (referred to as the "EXISTING LETTERS OF CREDIT") described in ITEM A of SCHEDULE II hereto,

          (ii) Scotiabank (in its capacity as Swing Line Lender) made swing line loans (the "EXISTING SWING LINE LOANS") to the Borrower, with the outstanding principal amount of Existing Swing Line Loans on the Effective Date set forth in ITEM B of SCHEDULE II hereto, and

          (iii) the Existing Lenders made revolving loans (the "EXISTING REVOLVING LOANS") and/or term loans (the "EXISTING TERM LOANS") to the Borrower, with the outstanding principal amounts of the Existing Revolving Loans and Existing Term Loans on the Effective Date as set forth in ITEM C of SCHEDULE II hereto (the Existing Term Loans, Existing Swing Line Loans and Existing Revolving Loans are collectively referred to as the "EXISTING LOANS").

     WHEREAS, by an amendment to the Existing Credit Agreement (the "FIRST AMENDMENT"), dated as of March 31, 1998, made among the same parties as are parties to the

Existing Credit Agreement, certain terms and provisions of the Existing Credit Agreement were amended as therein set forth and incorporated herein);

     WHEREAS, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 7, 1998, (the "ATC MERGER AGREEMENT") by and among the Borrower, ATC, ATC Merger Sub, Inc. ("NEWCO"), a New York corporation and a newly formed, wholly-owned subsidiary of ATC, Newco will merge (the "ATC MERGER") with and into the Borrower, with the Borrower continuing as the surviving corporation and continuing as the Borrower under this Agreement;

     WHEREAS, (x) pursuant to the terms of the ATC Merger Agreement, upon the effectiveness of the ATC Merger (the "EFFECTIVE TIME") (i) all holders of equity securities of the Borrower (the "IQI EQUITYHOLDERS") will receive as merger consideration for each outstanding share of common stock of IQI, 9.7513 shares of newly-issued common stock of Aegis (the "EXCHANGE RATIO"), (ii) ATC will assume each unexercised option issued pursuant to the "IQI 1996 Incentive Stock Option Plan" and substitute options to purchase shares of ATC common stock purchasable under each assumed option at the Exchange Ratio, and (iii) ATC will assume each unexercised warrant to purchase shares of common stock of IQI that is outstanding and substitute warrants to purchase shares of ATC common stock purchasable under each assumed warrant at the Exchange Ratio, and (y) the IQI Equityholders will, following consummation of the ATC Merger, own approximately 57.5% of all such corresponding equity securities of ATC outstanding (the ATC Merger and the refinancing of certain indebtedness described as "Indebtedness to be Prepaid" in the Disclosure Schedule and the other transactions described in this RECITAL are collectively referred to herein as the "TRANSACTION");

     WHEREAS, (w) to refinance certain existing indebtedness of Advanced Telemarketing Corporation ("ADVANCED"), a direct subsidiary of Aegis, (x) for the general corporate and working capital needs of the Borrower and the wholly-owned subsidiaries of Aegis that are Guarantors, (y) to pay related Transaction fees and expenses and (z) to finance Permitted Acquisitions, the Borrower desires to amend and restate in its entirety the Existing Credit Agreement to, among other things, continue the Existing Loans as Loans under this Agreement, and to obtain from the Lenders (and the Issuer, as the case may be):

          (i) a Revolving Loan Commitment (to include availability for Revolving Loans, Swing Line Loans and Letters of Credit) pursuant to which Borrowings of Revolving Loans, in a maximum aggregate principal amount (together with all Swing Line Loans and Letter of Credit Outstandings) not to exceed $30,000,000 (increased from $18,000,000 under the Existing Credit Agreement), will be made to the Borrower from time to time on and subsequent to the Effective Date but prior to the Revolving Loan Commitment Termination Date;

          (ii) a Letter of Credit Commitment, which shall be a sub-facility of the Revolving Loan Commitment, pursuant to which an Issuer will issue Letters of Credit for the account of the Borrower or any of the Guarantors from time to time on and subsequent to the Effective Date but prior to the Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed $4,000,000 (increased from $2,000,000 under the Existing Credit Agreement) (PROVIDED, that the aggregate outstanding principal amount of Revolving Loans, Swing Line Loans and Letter of Credit Outstandings at any time shall not exceed the then existing Revolving Loan Commitment Amount); and

          (iii) a Swing Line Loan Commitment, which shall be a sub-facility of the Revolving Loan Commitment, pursuant to which Borrowings of Swing Line Loans in an aggregate outstanding principal amount not to exceed $4,000,000 (increased from $2,000,000 under the Existing Credit Agreement) will be made on and subsequent to the Effective Date but prior to the Revolving Loan Commitment Termination Date (PROVIDED, that the aggregate outstanding principal amount of Swing Line Loans, Revolving Loans and Letter of Credit Outstandings at any time shall not exceed the then existing Revolving Loan Commitment Amount);

with all the proceeds of the Credit Extensions to be used for the purposes set forth in SECTION 7.1.9; and

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including ARTICLE V), to (i) amend and restate in its entirety the Existing Credit Agreement in accordance with the terms hereof, (ii) continue as Term Loans hereunder the Existing Term Loans,
(iii) continue as Revolving Loans hereunder the Existing Revolving Loans,
(iv) continue as Swing Line Loans hereunder the Existing Swing Line Loans,
(v) continue as Letters of Credit hereunder the Existing Letters of Credit, and
(vi) extend such Commitments (including as certain Commitments of certain Lenders are increased hereby) and make Revolving Loans to the Borrower and issue (or participate in) Letters of Credit for the account of the Borrower and Guarantors pursuant to such Commitments;

     NOW, THEREFORE, the parties hereto agree as follows:


                                      ARTICLE I

                           DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "ACCOUNT" means any account (as that term is defined in Section 9-106 of the UCC) of the Borrower, Advanced or any of their wholly owned Subsidiaries arising from the sale or lease of goods or rendering of services.

     "ACCOUNT DEBTOR" is defined in CLAUSE (b) of the definition of "Eligible Account".

     "ADDISON PROPERTY" is defined in SECTION 7.2.10.

     "ADJUSTED NET WORTH" means Aegis's consolidated assets minus consolidated liabilities, determined in accordance with GAAP.

     "ADMINISTRATIVE AGENT" is defined in the PREAMBLE and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to SECTION 9.4.

     "ADVANCED" is defined in the FIFTH RECITAL.

     "AEGIS" is defined in the PREAMBLE.

     "AEGIS CAPITAL CONTRIBUTION AGREEMENT" means the Aegis Capital Contribution Agreement between the Parent, Aegis, certain investors identified therein, Scotiabank and the Administrative Agent, dated as of July 9, 1998, in form and substance satisfactory to the Administrative Agent and substantially in the form set forth as EXHIBIT N-2 hereto.

     "AEGIS GUARANTY" means the obligations of Aegis under ARTICLE X.

     "AEGIS NOTES" means the unsecured, payment-in-kind subordinated debt issued by Aegis to the order of the Parent, bearing interest at a rate not in excess of 12% per annum (other than following the occurrence of certain events, after which time interest shall accrue at 15% per annum) and which is convertible into shares of common stock of Aegis at a conversion price of $2.00 per share, on terms satisfactory to the Agents.

     "AEGIS OFFICER" is defined in SECTION 5.1.20.

     "AEGIS PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered by Aegis pursuant to the terms of this Agreement, substantially in the form of
EXHIBIT I-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "AEGIS SECURITY AGREEMENT" means the Security Agreement executed and delivered by Aegis pursuant to the terms of this Agreement, substantially in the form of EXHIBIT H-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "AGENT" and "AGENTS" means, as the context may require, the Administrative Agent, the Syndication Agent and/or the Documentation Agent.

     "AGREEMENT" means, on any date, this Second Amended and Restated Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect on such date.

     "ALTERNATE BASE RATE" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest most recently established by the Administrative Agent at its Domestic Office as its base rate for Dollar loans; and

          (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

     "ANNUALIZED" means (i) with respect to the end of the first Fiscal Quarter of Aegis to occur after the Effective Date, the applicable amount for such Fiscal Quarter multiplied by four, (ii) with respect to the second Fiscal Quarter of Aegis to occur after the Effective Date, the applicable amount for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (iii) with respect to the third Fiscal Quarter of Aegis to occur after the Effective Date, the applicable amount for such Fiscal Quarter and the immediately preceding two Fiscal Quarters multiplied by one and one-third.

     "APPLICABLE COMMITMENT FEE" means at all times during the applicable periods set forth below, the applicable percentage per annum set forth below under the column entitled "Applicable Commitment Fee":

                                                         Applicable
            Debt to EBITDA Ratio                       Commitment Fee
            --------------------                       --------------
 Greater than or equal to 3.0:1                           .500%
 Less than 3.0:1                                          .375%


     The Debt to EBITDA Ratio used to compute the Applicable Commitment Fee shall be the Debt to EBITDA Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to CLAUSE (c) of SECTION 7.1.1; changes in the Applicable Commitment Fee resulting from a change in the Debt to EBITDA Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to CLAUSE (c) of SECTION 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to CLAUSE (c) of SECTION 7.1.1 (without giving effect to any grace period), the Applicable Commitment Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee set forth above.

     "APPLICABLE MARGIN" means at all times during the applicable periods set forth below,

          (a) with respect to the unpaid principal amount of each Revolving Loan maintained as a Base Rate Loan, the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Revolving Loans";

          (b) with respect to the unpaid principal amount of each Revolving Loan maintained as a LIBO Rate Loan, the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Revolving Loans":


                                            Applicable      Applicable
                                            Margin for      Margin For
                                            Base Rate        LIBO Rate
     Debt to EBITDA Ratio                Revolving Loans  Revolving Loans
     --------------------                ---------------  ---------------
     Less than 2.0:1                          0.25%            1.25%
     Greater than or equal to 2.0:1 and
     less than 2.5:1                          0.50%            1.50%


     Greater than or equal to 2.5:1 and
     less than 3.0:1                          0.75%            1.75%

     Greater than or equal to 3.0:1 and
     less than 3.5:1                          1.00%            2.00%

     Greater than or equal to 3.5:1 and
     less than 4.0:1                          1.25%            2.25%

     Greater than or equal to 4.0:1           1.50%            2.50%


          (c) with respect to the unpaid principal amount of each Term Loan maintained as a Base Rate Loan, the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Term Loans";

          (d) with respect to the unpaid principal amount of each Term Loan maintained as a LIBO Rate Loan, the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Term Loans":

                                                                     Applicable
                                                  Applicable         Margin For
                                             Margin for Base Rate     LIBO Rate
     Debt to EBITDA Ratio                         Term Loans         Term Loans
     --------------------                         ----------         ----------
     Less than 3.5:1                                 1.50%              2.50%

     Greater than or equal to 3.5:1 and less
     than 4.0:1                                      1.75%              2.75%

     Greater than or equal to 4.0:1                  2.00%              3.00%


     The Debt to EBITDA Ratio used to compute the Applicable Margin for Revolving Loans and Term Loans shall be the Debt to EBITDA Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to CLAUSE (c) of SECTION 7.1.1; changes in the Applicable Margin for Revolving Loans and Term Loans resulting from a change in the Debt to EBITDA Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to CLAUSE (c) of SECTION 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to CLAUSE (c) of SECTION 7.1.1 (without giving effect to any grace period), the Applicable Margin for Revolving Loans and Term Loans from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Margin for Revolving Loans and Term Loans, respectively, set forth above.

     "APPLICABLE PERSON" is defined in the definition of "Eligible Account".

     "APPLICABLE SUBSIDIARY" means each of M/B Ltd. Services, Inc., Auric Direct, Inc., Auric Brokerage, Inc., Auric Management, Inc. and National Reference Publishing Management Corp.

     "ASSIGNEE LENDER" is defined in SECTION 11.11.1.

     "ATC" is defined in the PREAMBLE.

     "ATC MERGER" is defined in the THIRD RECITAL.

     "ATC MERGER AGREEMENT" is defined in the THIRD RECITAL.

     "AUTHORIZED OFFICER" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to SECTION 5.1.1.

     "BASE RATE LOAN" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "BORROWER" is defined in the PREAMBLE.

     "BORROWER CAPITAL CONTRIBUTION AGREEMENT" means the Borrower Capital Contribution Agreement between the Parent, the Borrower, Scotiabank and the Administrative Agent, dated as of July 9, 1998, in form and substance satisfactory to the Administrative Agent and substantially in the form set forth as EXHIBIT N-1 hereto.

     "BORROWER PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered pursuant to CLAUSE (a) of SECTION 5.1.10 of the Existing Credit Agreement, substantially in the form of EXHIBIT I-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "BORROWER SECURITY AGREEMENT" means the Security Agreement executed and delivered pursuant to SECTION 5.1.11 of the Existing Credit Agreement, substantially in the form of EXHIBIT H-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "BORROWING" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with SECTION 2.1.

     "BORROWING BASE AMOUNT" means, at any time, the Net Asset Value of all Eligible Accounts at such time as determined in accordance with the definition of "Net Asset Value" and as certified by the Borrower and Advanced to the Lenders and the Agents in the most recently delivered Borrowing Base Certificate.

     "BORROWING BASE CERTIFICATE" means a certificate duly completed and executed by the treasurer, assistant treasurer, chief accounting or financial Authorized Officer of the Borrower and Advanced, substantially in the form of EXHIBIT C hereto.

     "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT B-1 hereto.

     "BUSINESS DAY" means

          (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

          (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "CAPITAL CONTRIBUTION AGREEMENTS" means, collectively, the Aegis Capital Contribution Agreement and the Borrower Capital Contribution Agreement.

     "CAPITAL EXPENDITURES" means, for any period, the sum, without duplication, of

          (a) the aggregate amount of all expenditures of Aegis and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

          (b) (i) for purposes other than calculating the Cash Flow Coverage Ratio, the aggregate amount of all Capitalized Lease Liabilities incurred during such period, and (ii) solely for the purpose of calculating the Cash Flow Coverage Ratio for any period, the aggregate amount of all Capitalized Lease Liabilities due and payable during such period.

     "CAPITAL STOCK" means (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership,
(iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

     "CAPITALIZED LEASE LIABILITIES" means all monetary obligations of Aegis or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "CASH EQUIVALENT INVESTMENT" means, at any time:

          (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

          (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

               (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-l by S&P or P-l by Moody's, or

               (ii)  any Lender (or its holding company);

          (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

               (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

               (ii)  any Lender; or

          (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in CLAUSE (c)(i)) which

               (i) is secured by a fully perfected security interest in any obligation of the type described in any of CLAUSES (a) through (c); and

               (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

     "CASH FLOW COVERAGE RATIO" means, as of the close of any Fiscal Quarter, the ratio computed (except as set forth in the PROVISO below) for the period consisting of such Fiscal

Quarter and each of the three immediately prior Fiscal Quarters with respect to Aegis and its Subsidiaries only of:

          (a)  the excess (for all such Fiscal Quarters) of

               (i)  EBITDA;

     OVER

               (ii)  Capital Expenditures made by Aegis and its Subsidiaries;

TO

          (b)  the sum (for all such Fiscal Quarters) of

               (i)  Interest Expense;

     PLUS

               (ii) scheduled, mandatory principal repayments of the Term Loans pursuant to CLAUSE (f) of SECTION 3.1.1;

PROVIDED, HOWEVER, that in computing the Cash Flow Coverage Ratio for the first three Fiscal Quarters after the Effective Date, Interest Expense shall be determined on an Annualized basis.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "CHANGE IN CONTROL" means

          (a) the failure of Parent to own, free and clear of all Liens, at least 25% of the outstanding shares of Capital Stock of Aegis on a fully diluted basis;

          (b) the failure of Aegis to own, free and clear of all Liens (other than in favor of the Administrative Agent pursuant to a Loan Document), 100% of the outstanding shares of Capital Stock of the Borrower or 98.94% or more of the outstanding Capital Stock of Advanced, in each case, on a fully diluted basis; or

          (c) any "person" or "group" (as such terms are used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and Sections

     13(d) and 14(d) of the Exchange Act) of persons (other than Parent or any of its wholly-owned Subsidiaries) becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation, or other business combination or otherwise, the "beneficial owner" (as such term is used in Rule 13d-3 of the Exchange
     Act) of more than 20% of the total voting power in the aggregate of all classes of Capital Stock of Aegis then outstanding entitled to vote generally in elections of directors of Aegis.

     "CLOSING DATE" means the date all closing conditions set forth in SECTION
5.1 are satisfied and the initial Credit Extension hereunder is made.

     "CLOSING DATE AMOUNT" means $4,000,000 (which is calculated based on the assumption that the sum of:

           (i) the fees and expenses actually paid in connection with the Transaction in the amount of $3,300,000 PLUS

          (ii) the aggregate amount of principal, interest, fees and other amounts payable to refinance all Indebtedness to be Paid of Advanced is equal to $11,100,000). The Closing Date Amount shall be increased (or decreased), dollar for dollar, to the extent the sum of CLAUSES (i) and (ii) above on the Closing Date exceeds (or is less than) $11,100,000.

     "CLOSING DATE CERTIFICATE" means a certificate of an Authorized Officer of Aegis and the Borrower substantially in the form of EXHIBIT E hereto, delivered pursuant to SECTION 5.1.6.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "COMMITMENT" means, as the context may require, a Lender's Letter of Credit Commitment, Revolving Loan Commitment or Swing Line Loan Commitment.

     "COMMITMENT AMOUNT" means, as the context may require, the Letter of Credit Commitment Amount, the Revolving Loan Commitment Amount or the Swing Line Loan Commitment Amount.

     "COMMITMENT TERMINATION EVENT" means

          (a) the occurrence of any Event of Default described in CLAUSES (a) through (d) of SECTION 8.1.9 with respect to Aegis, the Borrower or any of their Subsidiaries; or

          (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of the Loans to be due and payable pursuant to SECTION 8.3, or

               (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

     "COMPLIANCE CERTIFICATE" means a certificate duly completed and executed by the chief financial Authorized Officer of Aegis and the Borrower, substantially in the form of EXHIBIT F hereto.

     "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT D hereto.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Aegis or the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "CREDIT EXTENSION" means, as the context may require,

          (a)  the making of a Loan by a Lender; or

          (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any previously issued Letter of Credit, by an Issuer.

     "CREDIT EXTENSION REQUEST" means, as the context may require, any Borrowing Request or Issuance Request.

     "CSFB" is defined in the PREAMBLE.

     "DEBT" means the outstanding principal amount of all Indebtedness of Aegis and its Subsidiaries referred to in CLAUSES (a), (b), (c) and (f) of the definition of "INDEBTEDNESS".

     "DEBT TO EBITDA RATIO" means, as of the last day of any Fiscal Quarter, the ratio of

          (a) Debt, excluding the Parent Sub Debt (as defined in the Capital Contribution Agreements), if any, the Aegis Notes and the 1998 Subordinated Debt outstanding on the last day of such Fiscal Quarter

     TO

          (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

     "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "DISBURSEMENT" is defined in SECTION 2.6.2.

     "DISBURSEMENT DATE" is defined in SECTION 2.6.2.

     "DISBURSEMENT DUE DATE" is defined in SECTION 2.6.2.

     "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
SCHEDULE I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

     "DOCUMENTATION AGENT" is defined in the PREAMBLE and includes each other Person as shall have subsequently been appointed as the successor Documentation Agent pursuant to SECTION 9.4.

     "DOLLAR" and the sign "$" mean lawful money of the United States.

     "DOMESTIC OFFICE" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

     "EBA" means Edward Blank Associates, Inc., a Delaware corporation.

     "EBITDA" means (subject to the PROVISO below), for any applicable period, the sum (without duplication) of

          (a)  Net Income,

PLUS

          (b) the amount deducted, in determining Net Income, representing amortization,

PLUS

          (c) the amount deducted, in determining Net Income, of all income taxes (whether paid or deferred) of Aegis and its Subsidiaries,

PLUS

          (d)  Interest Expense,

PLUS

          (e) the amount deducted, in determining Net Income, representing depreciation of assets,

PLUS

          (f) the amount deducted, in determining Net Income, representing (i) transaction fees incurred by the Borrower and MergerCo with respect to the 1997 Merger and this Agreement during the third Fiscal Quarter of the 1997 Fiscal Year in the amount of $764,000, and (ii) the non-recurring extraordinary items, as itemized on SCHEDULE V,

PLUS

          (g) with respect to the computation of "EBITDA" for the third Fiscal Quarter of 1997 the expenses of Interserv as set forth in Schedule 2.10(a) to the 1997 Merger Agreement paid by Interserv during the second Fiscal Quarter of the 1997 Fiscal Year in the amount of $205,000 and the third Fiscal Quarter of the 1997 Fiscal Year, in the amount of $129,000,

PLUS

          (h) non-cash charges resulting from the acceleration of the vesting of options to purchase stock of Interserv during the third Fiscal Quarter of the 1997 Fiscal Year (as described in the 1997 Merger Agreement and resulting from the 1997 Merger) in the amount of $588,000,

PLUS

          (i) to the extent the following amount has been contributed by Edward Blank to the common equity of the Borrower, $1,036,000, representing adjustments to the revenue of the Borrower due to excess billing for services rendered for American Telephone and Telegraph, Providian Bank, Chevy Chase Bank and JC Penny of Canada during 1997 (apportioned among the Fiscal Quarters as set forth on SCHEDULE VI),

PLUS

          (j) the amount deducted, in determining Net Income, representing fees and expenses actually paid in connection with the Transaction of not more than $4,000,000,

PLUS

          (k) the amount deducted, in determining Net Income, representing non-recurring restructuring expenses incurred by Aegis during the Fiscal Quarter ended September 30, 1997 of not more than $633,000,

PLUS

          (l) the amount deducted, in determining Net Income, representing non-recurring restructuring expenses incurred by Aegis during the Fiscal Quarter ended September 30, 1998 of not more than $11,300,000 resulting from the Transaction.

PLUS

          (m) to the extent the Parent is required to make the Aegis Capital Contribution (as defined in the Aegis Capital Contribution Agreement), the amount of all charges and expenses deducted, in determining Net Income, arising in connection with the settlement of the litigation captioned KERS & COMPANY V. ATC COMMUNICATIONS GROUP, INC.

     "EFFECTIVE DATE" means the date this Agreement becomes effective pursuant to SECTION 11.8.

     "EFFECTIVE TIME" is defined in the FOURTH RECITAL.

     "ELIGIBLE ACCOUNT" means, with respect to the Borrower and any of its Subsidiaries and Advanced (the "APPLICABLE PERSONS"), at the time of any determination thereof, any Account as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Administrative Agent:

          (a) an Applicable Person owns such Account free and clear of all Liens other than any Lien in favor of the Administrative Agent and the Lenders granted pursuant to this Agreement or another Loan Document (and the Administrative Agent shall have a first-priority (other than inchoate statutory Liens otherwise permitted by SECTION 7.2.3) perfected Lien on such Account);

          (b) such Account is a legal, valid, binding and enforceable obligation of the Person obligated under such Account (the "ACCOUNT DEBTOR");

          (c) such Account is not subject to any BONA FIDE dispute, setoff, counterclaim or other claim or defense on the part of the Account Debtor or any other Person denying liability under such Account; PROVIDED, HOWEVER, that any such Account shall constitute an Eligible Account to the extent it is not subject to any such dispute, setoff, counterclaim or other claim or defense;

          (d) an Applicable Person has the full and unqualified right to assign and grant, and has assigned and granted, a Lien in such Account to the Administrative Agent, for its benefit and that of the Lenders, as security for the Obligations;

          (e) such Account is evidenced by an invoice rendered to the Account Debtor and is not evidenced by any instrument or chattel paper (as the terms "instrument" and "chattel paper" are defined in Section 9-105 of the
     UCC);

          (f) such Account arose from the rendering of services by an Applicable Person in the ordinary course of such Applicable Person's business, and such services have been performed with the result that such Account is due and payable;

          (g)  with respect to such Account, the Account Debtor is

               (i)   not an Affiliate of an Applicable Person,

               (ii) not the subject of any reorganization, bankruptcy, receivership, custodianship, insolvency or other condition analogous with respect to such Account Debtor to those described in CLAUSES (a) through (d) of SECTION 8.1.9,

               (iii) either (A) located in one of the States of the United States or Canada or (B) located in a jurisdiction other than a State of the United States or Canada and payment of such Account is supported by a letter of credit or other form of credit support acceptable to the Administrative Agent (including, without limitation, with respect to the issuer thereof) which has been pledged and/or assigned to the Administrative Agent as collateral for the Obligations, to the satisfaction of the Administrative Agent; and

               (iv) not a U.S. federal governmental entity or agency unless the requirements of the Federal Assignment of Claims Act (and each other statute, rule, regulation or order) applicable to a first priority pledge thereof in favor of the Administrative Agent for the benefit of the Lenders as collateral for the Obligations have been complied with to the satisfaction of the Administrative Agent;

          (h) such Account is not outstanding more than 90 days past the original billing date (which date shall not be later than 14 days from the later of (i) the date of the completion and confirmation of the services rendered that give rise to such Account and (ii) if such Account is permitted to be billed only on a periodic basis, the date that such Account becomes eligible for billing) for such Account;

          (i) such Account is not an Account owing by an Account Debtor having, at the time of any determination of Eligible Accounts, in excess of 15% of the aggregate outstanding amount of all of such Account Debtor's Accounts outstanding more than 90 days past the original invoice date with respect thereto;

          (j) with respect to the Account Debtor under such Account (other than an Account Debtor that provides goods or services to an Applicable Person necessary for the conduct of the business of such Applicable Person or any other Applicable Person), none of the Applicable Persons is indebted to such Account Debtor, unless the relevant Applicable Person and such Account Debtor have entered into an agreement whereby the Account Debtor is prohibited from exercising any right of setoff with respect to the Accounts of such Applicable Person; and

          (k)  such Account is payable only in U.S. Dollars or in Canadian
     Dollars.

     "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "EVENT OF DEFAULT" is defined in SECTION 8.1.

     "EXCESS CASH FLOW" means (subject to the PROVISO below), for any Fiscal Year, the excess (if any), of

          (a)  EBITDA for such Fiscal Year

OVER

          (b)  the sum, without duplication (for such Fiscal Year) of

               (i)   Interest Expense;

     PLUS

               (ii) scheduled payments, to the extent actually made, of the principal amount of the Term Loans;

     PLUS

               (iii) all federal, state and foreign income taxes actually paid in cash by Aegis and its Subsidiaries;

     PLUS

               (iv) Capital Expenditures actually made by Aegis and its Subsidiaries in such Fiscal Year pursuant to SECTION 7.2.7;

PROVIDED, THAT for the 1998 Fiscal Year only, "Excess Cash Flow" shall be determined as follows: (x) with respect to the first two Fiscal Quarters, "Excess Cash Flow" shall be calculated with respect to the Borrower and its Subsidiaries, and (y) with respect to the last two Fiscal Quarters, "Excess Cash Flow" shall be calculated with respect to Aegis and its Subsidiaries.

     "EXCHANGE RATIO" is defined in the FOURTH RECITAL.

     "EXISTING CREDIT AGREEMENT" is defined in the FIRST RECITAL.

     "EXISTING LENDERS" is defined in the FIRST RECITAL.

     "EXISTING LETTERS OF CREDIT" is defined in the FIRST RECITAL.

     "EXISTING LOANS" is defined in the FIRST RECITAL.

     "EXISTING REVOLVING LOANS" is defined in the FIRST RECITAL.

     "EXISTING SWING LINE LOANS" is defined in the FIRST RECITAL.

     "EXISTING TERM LOANS" is defined in the FIRST RECITAL.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Scotiabank from three federal funds brokers of recognized standing selected by it.

     "FEE LETTER" means that certain confidential Fee Letter, dated as of April 7, 1998, between the Borrower and the Administrative Agent.

     "FIRST AMENDMENT" is defined in the SECOND RECITAL.

     "FISCAL QUARTER" means any quarter of a Fiscal Year.

     "FISCAL YEAR" means any period of twelve consecutive calendar months ending on December 31st. References to a Fiscal Year with a number corresponding to any calendar year (E.G. the "1998 Fiscal Year") refer to the Fiscal Year ending on the December 31st occurring during such calendar year.

     "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in SECTION 1.4.

     "GUARANTOR" means each Person that (i) has executed and delivered to the Administrative Agent a Guaranty (other than Aegis), (ii) has executed and delivered to the Administrative Agent a Security Agreement and (iii) the Capital Stock of which, to the extent owned by any other Obligor, is pledged to the Administrative Agent pursuant to a Pledge Agreement.

     "GUARANTY" means, as the context may require, the Aegis Guaranty and/or the Subsidiary Guaranty.

     "HAZARDOUS MATERIAL" means

          (a)  any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

          (c)  any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

          (a)  which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under SECTION 7.2.4.

     "INCLUDING" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "INDEBTEDNESS" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (e)  net liabilities of such Person under all Hedging Obligations;

          (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (except to the extent that either by operation of law or by the express terms of the relevant partnership or joint venture agreement provide that liabilities incurred in connection therewith are limited in recourse to such Person).

     "INDEMNIFIED LIABILITIES" is defined in SECTION 11.4.

     "INDEMNIFIED PARTIES" is defined in SECTION 11.4.

     "INTEREST COVERAGE RATIO" means, at the close of any Fiscal Quarter, the ratio computed (except as set forth in the PROVISO below) for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

          (a)  EBITDA (for all such Fiscal Quarters)

TO

          (b)  Interest Expense (for all such Fiscal Quarters);

PROVIDED, HOWEVER, that in computing the Interest Coverage Ratio for any Fiscal Quarter ending on or prior to March 31, 1999, Interest Expense shall be determined on an Annualized basis.

     "INTEREST EXPENSE" means, for any Fiscal Quarter, the aggregate consolidated cash interest expense (net of interest income) of Aegis and its Subsidiaries for such Fiscal Quarter, as determined in accordance with GAAP.

     "INTEREST PERIOD" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to SECTION 2.3.1 or
2.4 and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrower may select in its relevant notice pursuant to SECTION 2.3.1 or 2.4; PROVIDED, HOWEVER, that

          (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

          (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

          (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (d) no Interest Period may end later than the Stated Maturity Date for such Loan.

     "INTERSERV" means Interserv Services Corporation, a Delaware corporation.

     "INVESTMENT" means, relative to any Person,

          (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

          (b) any Contingent Liability of such Person incurred in connection with loans or advances described in CLAUSE (a); and

          (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "IQI EQUITYHOLDERS" is defined in the FOURTH RECITAL.

     "ISSUANCE REQUEST" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT B-2 hereto.

     "ISSUER" means, collectively, Scotiabank (or any affiliate, unit or agency thereof) in its individual capacity hereunder as issuer of any Letters of Credit and such other Lender as may be designated by Scotiabank (and agreed to by the Borrower and such Lender) in its individual capacity as the issuer of any Letters of Credit.

     "LENDER" and "LENDERS" is defined in the PREAMBLE.

     "LENDER ASSIGNMENT AGREEMENT" means a Lender Assignment Agreement substantially in the form of EXHIBIT K hereto.

     "LETTER OF CREDIT" is defined in SECTION 2.1.3.

     "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to SECTION 2.1.3 and, with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligation of each such Lender to participate in such Letters of Credit pursuant to SECTION 2.6.1.

     "LETTER OF CREDIT COMMITMENT AMOUNT" means, on any date, a maximum amount of $4,000,000, as such amount may be reduced from time to time pursuant to
SECTION 2.2.

     "LETTER OF CREDIT OUTSTANDINGS" means, on any date, an amount equal to the sum of

          (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

PLUS

          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of such Letters of Credit.

     "LIBO RATE" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent's LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Administrative Agent's LIBO Rate Loan and for a period approximately equal to such Interest Period.

     "LIBO RATE (RESERVE ADJUSTED)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

        LIBO Rate           =              LIBO RATE
                                 -------------------------------
     (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from Scotiabank, two Business Days before the first day of such Interest Period.

     "LIBO RATE LOAN" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBOR OFFICE" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

     "LIBOR RESERVE PERCENTAGE" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency

Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "LOAN" means, as the context may require, a Revolving Loan, a Swing Line Loan and/or a Term Loan of any type.

     "LOAN DOCUMENT" means this Agreement, the Notes, the Letters of Credit, each Borrowing Base Certificate, the Fee Letter, each Pledge Agreement, each Guaranty, each Mortgage, each Security Agreement, each Rate Protection Agreement, each Capital Contribution Agreement and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

     "MERGERCO" means ISC Merger Corp., a wholly-owned Subsidiary of the Borrower organized under the laws of Delaware.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MORTGAGE" means, collectively, each mortgage or deed of trust or leasehold mortgage executed and delivered by the Borrower or any other Obligor in favor of the Administrative Agent for the benefit of the Lenders pursuant to the requirements of the Existing Credit Agreement or this Agreement, in form and substance satisfactory to the Administrative Agent, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

     "NET ASSET VALUE" means, at any time of any determination thereof, 85% of an amount equal to (x) the book value of all Eligible Accounts as reflected on the books of the Applicable Persons in accordance with GAAP, net of (y) all credits, discounts and allowances.

     "NET EQUITY PROCEEDS" means with respect to the sale or issuance by Aegis or any of its Subsidiaries to any Person of any stock, warrants or options or the exercise of any such warrants or options, the EXCESS of:

          (a) the gross cash proceeds received by Aegis or such Subsidiary, as the case may be, from such sale, exercise or issuance,

OVER

          (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance which have not been paid to Affiliates of Aegis or such Subsidiary, as the case may be, in connection therewith.

     "NET INCOME" means, for any period, the net income of Aegis and its Subsidiaries for such period on a consolidated basis, excluding non-recurring non-cash extraordinary gains and losses and non-recurring gains and losses associated with a sale of the option in respect of the Addison Property; PROVIDED, that for any period prior to the ATC Merger, Net Income shall include ATC Communications Group, Inc. and its Subsidiaries for such period on a consolidated basis.

     "NEWCO" is defined in the THIRD RECITAL.

     "1997 MERGER" means the merger by Interserv with and into MergerCo, with MergerCo as the surviving corporation.

     "1997 MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of June 19, 1997, among the Borrower, Interserv, ITC Holding Company, Inc. and MergerCo.

     "1998 SUBORDINATED DEBT" means the $2,000,000 in principal amount payment-in-kind unsecured subordinated loan made by Parent to the Borrower on April 16, 1998.

     "NON-U.S. SUBSIDIARY" means any Subsidiary of Aegis that is not incorporated or organized in or under the laws of the United States or any state thereof.

     "NOTE" means, as the context may require, a Revolving Note, a Swing Line Note or a Term Note.

     "NOTE AMOUNT" is defined is SECTION 5.1.20.

     "OBLIGATIONS" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

     "OBLIGOR" means Aegis, the Borrower or any other Person (other than any Agent, any Issuer, any Lender or the Parent) obligated under, or otherwise a party to, any Loan Document.

     "ORGANIC DOCUMENT" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Capital Stock.

     "PARENT" means Thayer Equity Investors III, L.P., a Delaware limited partnership, a shareholder of Aegis.

     "PARTICIPANT" is defined in SECTION 11.11.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "PENSION PLAN" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which Aegis or the Borrower or any corporation, trade or business that is, along with Aegis or the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "PERCENTAGE" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to SECTION 11.11.

     "PERMITTED ACQUISITION" means, subject to CLAUSE (c) of SECTION 7.2.5, any acquisition by Aegis, the Borrower or their respective Subsidiaries of all or any part of the assets, shares or other equity interests in any business or enterprise engaged in the business of providing telemarketing services or market research services, in each case, for which the Administrative Agent has received a Compliance Certificate with respect to the computations of the applicable covenants as at the most recently ended Fiscal Quarter of Aegis on a PRO FORMA basis as if such acquisition had been consummated and the incurrence of Indebtedness with respect to such acquisition had occurred at the end of such Fiscal Quarter.

     "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "PLAN" means any Pension Plan or Welfare Plan.

     "PLEDGE AGREEMENT" means, as the context may require, the Subsidiary Pledge Agreement, the Aegis Pledge Agreement and/or the Borrower Pledge Agreement.

      "PROXY STATEMENT" means the notice of annual meeting and joint proxy statement/prospectus, dated June 1, 1998, mailed to the stockholders of ATC and IQI relative to the annual meeting of ATC and the special meeting of IQI to be held, in each case, on June 30, 1998.

     "PRO FORMA BALANCE SHEET" is defined in CLAUSE (b) of SECTION 5.1.12.

     "QUARTERLY PAYMENT DATE" means the last day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

     "RATE PROTECTION AGREEMENT" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Borrower pursuant to the terms of this Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

     "REFUNDED SWING LINE LOANS" is defined in CLAUSE (b) of SECTION 2.3.2.

     "REIMBURSEMENT OBLIGATION" is defined in SECTION 2.6.3.

     "RELEASE" means a "release", as such term is defined in CERCLA.

     "REPLACEMENT NOTICE" is defined in SECTION 4.5.

     "REQUIRED LENDERS" means, subject to the PROVISO below, at any time, Lenders holding at least 51% of the sum of (a) the then aggregate outstanding principal amount of the Loans plus (b) the aggregate amount of Letter of Credit Outstandings plus (c) the aggregate amount of the unused Commitments (to the extent that such Commitments have not terminated) PROVIDED, that at any time that there are fewer than three Lenders, "Required Lenders" shall mean all Lenders.

     "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., as in effect from time to time.

     "REVOLVING LOAN" is defined in SECTION 2.1.2.

     "REVOLVING LOAN COMMITMENT" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to SECTION 2.1.2 and to issue (in the case of an Issuer) or participate in (in the case of each of the Lenders) Letters of Credit pursuant to SECTION 2.1.3.

     "REVOLVING LOAN COMMITMENT AMOUNT" means, on any date, $30,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2.

     "REVOLVING LOAN COMMITMENT AVAILABILITY" means, on any date, the excess of

          (a)  the then Revolving Loan Commitment Amount,

OVER

          (b)  the sum of

               (i) the outstanding principal amount of all Revolving Loans on such date,

     PLUS

               (ii)  the Letter of Credit Outstandings on such date,

     PLUS

               (iii) the outstanding principal amount of all Swing Line Loans on such date.

     "REVOLVING LOAN COMMITMENT TERMINATION DATE" means the earliest of

          (a) June 30, 2003;

          (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2; and

          (c)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in CLAUSE (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

     "REVOLVING NOTE" means a promissory note of the Borrower payable to the order of any Lender, in the form of EXHIBIT A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill,
Inc.

     "SCOTIABANK" is defined in the PREAMBLE.

     "SECURITY AGREEMENT" means, as the context may require, the Aegis Security Agreement, the Borrower Security Agreement and/or the Subsidiary Security Agreement.

     "SELLER" means Mr. Edward Blank in his individual capacity.

     "SELLER SUBORDINATED NOTE" means each of (i) the $808,600 12% unsecured promissory note of the Borrower, dated December 17, 1997, a copy of which is attached to the First Amendment as EXHIBIT A and (ii) the $191,400 12% unsecured promissory note of the Borrower, dated December 17, 1997, a copy of which is attached to the First Amendment as EXHIBIT B, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with SECTION 7.2.11.

     "SIDE LETTER" means that certain letter, dated as of July 9, 1998, among The Bank of Nova Scotia, as Lender and Credit Suisse First Boston, as Lender.

     "STATED AMOUNT" of each Letter of Credit means, on any date, the total amount available to be drawn under such Letter of Credit on such date.

     "STATED EXPIRY DATE" is defined in SECTION 2.6.

     "STATED MATURITY DATE" means, in the case of any Revolving Loan, Swing Line Loan or Term Loan, June 30, 2003.

     "SUBJECT LENDER" is defined in SECTION 4.5.

     "SUBORDINATED DEBT" means the Seller Subordinated Notes, the 1998 Subordinated Debt, the Aegis Notes and all other unsecured Indebtedness of the Borrower for money borrowed which is subordinated, upon terms satisfactory to the Administrative Agent and the Syndication Agent, in right of payment to the payment in full in cash of all Obligations and pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Administrative Agent and the Syndication Agent.

     "SUBORDINATION PROVISIONS" is defined in SECTION 8.1.11.

     "SUBSIDIARY" means, with respect to any Person, any corporation of which more than 50% of the outstanding Capital Stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock (or other ownership interest) of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "SUBSIDIARY GUARANTOR" means, on the Effective Date, each Subsidiary of Aegis that is a U.S. Subsidiary and thereafter, each Subsidiary of Aegis that is required, pursuant to CLAUSE (a) of SECTION 7.1.7, to execute and deliver a Subsidiary Guaranty.

     "SUBSIDIARY GUARANTY" means the guaranty executed and delivered by each Subsidiary Guarantor pursuant to the terms of the Existing Credit Agreement and this Agreement, substantially in the form of EXHIBIT J hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "SUBSIDIARY PLEDGE AGREEMENT" means each Pledge Agreement executed and delivered by a Subsidiary pursuant to the terms of the Existing Credit Agreement and this Agreement, substantially in the form of EXHIBIT I-4 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "SUBSIDIARY SECURITY AGREEMENT" means the Security Agreement executed and delivered pursuant to SECTION 5.1.11 of the Existing Credit Agreement and
SECTION 5.1.10 of this Agreement, substantially in the form of EXHIBIT H-3 hereto, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "SWING LINE LENDER" means Scotiabank (or another Lender designated by Scotiabank with the consent of the Borrower, if such Lender agrees to be the Swing Line Lender hereunder), in such Person's capacity as the maker of Swing Line Loans.

     "SWING LINE LOAN" is defined in CLAUSE (b) of SECTION 2.1.2.

     "SWING LINE LOAN COMMITMENT" means, with respect to the Swing Line Lender, the Swing Line Lender's obligation pursuant to CLAUSE (b) of SECTION 2.1.2 to make Swing Line Loans and, with respect to each Lender with a Commitment to make Revolving Loans (other than the Swing Line Lender), such Lender's obligation to participate in Swing Line Loans pursuant to SECTION 2.3.2.

     "SWING LINE LOAN COMMITMENT AMOUNT" means, on any date, $4,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2.

     "SWING LINE NOTE" means a promissory note of the Borrower payable to the Swing Line Lender, in substantially the form of EXHIBIT A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "SYNDICATION AGENT" is defined in the PREAMBLE and includes each other Person as shall have subsequently been appointed as the successor Syndication Agent pursuant to SECTION 9.4.

     "TAXES" is defined in SECTION 4.6.

     "TERM LOANS" means collectively, the Existing Term Loans.

     "TERM NOTE" means a promissory note of the Borrower payable to the order of any Lender, in the form of EXHIBIT A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "TRANSACTION" is defined in the FOURTH RECITAL.

     "TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

     "UNITED STATES" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "U.S. SUBSIDIARY" means any Subsidiary of Aegis organized under the laws of the United States or any state thereof.

     "WAIVER" means an agreement in favor of the Administrative Agent for the benefit of the Lenders and the Issuers in form and substance reasonably satisfactory to the Administrative Agent.

     "WELFARE PLAN" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

     "WHOLLY-OWNED SUBSIDIARY" shall mean, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (and all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares or investments by foreign nationals mandated by applicable laws, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

     SECTION 1.2. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule, Borrowing Request, Issuance Request, Continuation/Conversion Notice, Compliance Certificate, Closing Date Certificate, Solvency Certificate, Security Agreement, Lender Assignment Agreement, Loan Document, certificate, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under SECTION 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in SECTION 6.5.


                                   ARTICLE II

                CONTINUATION AND REALLOCATION OF EXISTING LOANS
                        AND EXISTING LETTERS OF CREDIT;
                COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                          NOTES AND LETTERS OF CREDIT

     SECTION 2.1. COMMITMENTS. On the terms and subject to the conditions of this Agreement (including ARTICLE V),

          (a) each Lender severally agrees to the continuation and reallocation (as the case may be) of Existing Loans and Existing Commitments and to make Loans (other than Swing Line Loans) pursuant to the Commitments, and the Swing Line Lender agrees to make Swing Line Loans pursuant to the Swing Line Loan Commitment in each case as described in this SECTION 2.1; and

          (b) each Issuer severally agrees that it will issue Letters of Credit pursuant to SECTION 2.1.3, and each other Lender that has a Revolving Loan Commitment severally agrees that it will purchase participation interests in such Letters of Credit pursuant to SECTION 2.6.1.

     SECTION 2.1.1. EXISTING TERM LOAN. Each of the parties hereto acknowledges and agrees that the Existing Term Loans shall continue as Term Loans for all purposes under this Agreement and the other Loan Documents. No amounts paid or prepaid with respect to Term Loans may be reborrowed.

     SECTION 2.1.2. REVOLVING LOAN COMMITMENT AND SWING LINE LOAN COMMITMENT. Each of the parties hereto acknowledges and agrees that the Existing Revolving Loans and Existing Swing Line Loans shall continue as Revolving Loans and Swing Line Loans for all purposes under this Agreement and the other Loan Documents. In addition, subject to compliance by the Borrower with the terms of SECTION 2.1.4, SECTION 5.1 and SECTION 5.2, the Revolving Loans and Swing Line Loans will be made as set forth below.

          (a) From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Lender will make Loans (relative to such

     Lender, its "REVOLVING LOANS") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

          (b) From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, the Swing Line Lender will make Loans (relative to the Swing Line Lender, its "SWING LINE LOANS") to the Borrower equal to the principal amount of the Swing Line Loans requested by the Borrower. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow such Swing Line Loans.

     SECTION 2.1.3. LETTER OF CREDIT COMMITMENT. Each of the parties hereto acknowledges and agrees that all Existing Letters of Credit shall continue as Letters of Credit for all purposes under this Agreement and the other Loan Documents. In addition, subject to compliance by the Borrower with the terms of
SECTION 2.1.5, SECTION 5.1 and SECTION 5.2, from time to time on any Business Day occurring from and after the Effective Date but prior to the Revolving Loan Commitment Termination Date, the Issuer will

          (a) issue one or more standby or documentary letters of credit (each referred to as a "LETTER OF CREDIT") for the account of the Borrower or any Guarantor in the Stated Amount requested by the Borrower on such day; or

          (b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Revolving Loan Commitment Termination Date and (y) one year from the date of such extension.

     SECTION 2.1.4. LENDERS NOT PERMITTED OR REQUIRED TO MAKE LOANS OR ISSUE OR PARTICIPATE IN LETTERS OF CREDIT UNDER CERTAIN CIRCUMSTANCES. No Lender shall be permitted or required to, and the Borrower shall not request the Lender to

          (a) make any Revolving Loan or Swing Line Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans and Swing Line Loans

               (i) of all Lenders, together with the aggregate amount of all Letter of Credit Outstandings, would exceed the lesser of (x) the Revolving Loan Commitment Amount and (y) the then existing Borrowing Base Amount; or

               (ii) of such Lender, together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the lesser of (x) the Revolving Loan Commitment Amount and (y) the then existing Borrowing Base Amount; or

          (b) make any Swing Line Loan if after giving effect to the making of such Swing Line Loan, the outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount.

     SECTION 2.1.5. ISSUER NOT PERMITTED OR REQUIRED TO ISSUE LETTERS OF CREDIT. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto,

          (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount; or

          (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the lesser of (x) the Revolving Loan Commitment Amount and (y) the then existing Borrowing Base Amount.

     SECTION 2.1.6. ASSIGNMENT AND REALLOCATION OF EXISTING COMMITMENTS AND EXISTING LOANS. Each of the parties hereto severally and for itself agrees to the assignment and reallocation of Existing Commitments (as defined below) and Existing Loans as set forth below.

     (a) Upon the occurrence of the Effective Date,

          (i) each of the Existing Lenders shall sell and assign to the Administrative Agent (and the Administrative Agent shall purchase) the portion (if any) of such Existing Lender's Existing Loans and Commitments under (and as defined in) the Existing Credit Agreement (referred to as the "EXISTING COMMITMENTS"), including participating interests in Existing Swing Line Loans and Letter of Credit Outstandings under (and as defined in) the Existing Credit Agreement (referred to as "EXISTING LETTER OF CREDIT OUTSTANDINGS") which in the amount set forth on ITEM B of SCHEDULE III hereto is in excess of the amount of such Existing Lender's outstanding Loans and Commitments (including, in the case of Revolving Loan Lenders, participating interests in Swing Line Loans and Letter of Credit Outstandings) respectively, under this Agreement after giving effect to the effectiveness hereof and immediately before the making of any Loans hereunder pursuant to SECTIONS 2.1.1, 2.1.2 or 2.1.3;

          (ii) each of the Existing Lenders that will continue to have Loans and Commitments under this Agreement shall be deemed to have converted that portion (if any) of its Existing Loans (and, in the case of Revolving Loan Lenders, participating interests in Existing Swing Line Loans and Existing Letter of Credit Outstandings) which were not sold and assigned pursuant to CLAUSE (a)(i) into its outstanding Loans of a corresponding tranche and corresponding Commitment under this Agreement, as set forth on ITEM C of
     SCHEDULE III hereto; and

          (iii) the Administrative Agent shall (A) purchase and assume that portion of the Existing Loans and Existing Commitments (including participating interests in Existing Swing Line Loans and Existing Letter of Credit Outstandings) of each Existing Lender which are being assigned and sold pursuant to CLAUSE (a)(i) above, and (B) reallocate, sell and assign such portions to the Lenders that will continue to have Loans and Commitments under this Agreement, and such Lenders shall purchase and assume that portion of the Existing Loans and Existing Commitments (including, in the case of Revolving Loan Lenders, participating interests in Existing Swing Line Loans and Existing Letter of Credit Outstandings) of the Administrative Agent which are being assigned and sold pursuant to this CLAUSE (a)(iii) in such a manner and in the amounts set forth on ITEM D of
     SCHEDULE III hereto so as to cause such Lender's outstanding Loans (and, in the case of Revolving Loan Lenders, Revolving Loan Commitment, including participating interest in Swing Line Loans and Letter of Credit Outstandings), when taken together with such Lender's Loans and Commitments retained in accordance with CLAUSE (a)(ii), to be in each case as set forth on ITEM E of SCHEDULE III hereto.

     (b) Each Existing Lender hereby represents and warrants to each Lender that, immediately before giving effect to the effectiveness of this Agreement,

          (i) its Existing Commitments under the Existing Credit Agreement and the outstanding principal amount of its Existing Loans (including, in the case of Existing Lenders that have made Existing Revolving Loans, participating interests in Existing Swing Line Loans and "Letters of Credit Outstandings" (as such term is defined in the Existing Credit Agreement)) are in the amounts set forth on ITEM A of SCHEDULE III hereto, and that it is the legal and beneficial owner thereof; and

          (ii) to the extent that such Existing Lender is making a sale and assignment pursuant to CLAUSE (a)(i) above, the rights and interests being assigned and sold are free and clear of any adverse claim or encumbrance created by it (other than any encumbrance to be released automatically upon receipt of payment in respect of such sale and assignment), and without recourse or representation or warranty of any kind whatsoever except for the representations and warranties set forth in this clause.

     (c) The Administrative Agent hereby represents and warrants to each Lender that immediately before giving effect to the effectiveness of CLAUSE (a)(iii), to the extent that the Administrative Agent is making a sale and assignment pursuant to such clause, the rights and interests being assigned and sold are free and clear of any adverse claim or encumbrance created by it (other than any encumbrance to be released automatically upon receipt of payment in respect of such sale and assignment), and without recourse or representation or warranty of any kind whatsoever other than for the representations and warranties set forth in this clause.

     (d) Each of the Lenders acknowledges and agrees that:

          (i) other than the representations and warranties contained in CLAUSES
     (b) and (c), none of the Existing Lenders, the Administrative Agent or the other Agents have made representations or warranties or assumed any responsibility with respect to

               (A) any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement, the Existing Credit Agreement, or any other Loan Document (as defined hereunder and under the Existing Credit Agreement), or

               (B) the financial condition of the Borrower or any other Obligor or the performance by the Borrower or any other Obligor of the Obligations (as defined under this Agreement and under the Existing Credit Agreement);

          (ii) it has reviewed the financial information of the Borrower and of Aegis, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; and

          (iii) it has made and continues to make its own credit decisions in taking or not taking action under this Agreement or any other Loan Document, independently and without reliance upon the Administrative Agent, the other Agents, any Lender or any Existing Lender.

     (e) Each of the parties hereto agrees that each Existing Lender which is making a sale and assignment pursuant to this Section shall, as of the Effective Date, relinquish its rights and be discharged and released from its obligations under this Agreement and the Existing Credit Agreement to the extent of the rights and interests so sold and assigned.

     (f) Concurrently with the occurrence of the Effective Date,

          (i) each Lender which is purchasing any portion of the Existing Loans and/or Existing Commitments (including, in the case of Revolving Loan Lenders, participating interests in Existing Letter of Credit Outstandings and Existing Swing Line Loans), pursuant to CLAUSE (a)(iii) shall deliver to the Administrative Agent immediately available funds in the full amount of the purchase made by it; and

          (ii) the Administrative Agent shall, to the extent of the funds so received, disburse such funds to the Existing Lenders which are making sales and assignments pursuant to CLAUSE (a)(i) in the amount of the portions so sold and assigned.

     (g) The Administrative Agent hereby agrees that it will waive the processing fee pursuant to SECTION 11.11.1 in connection with this SECTION 2.1.6.

     SECTION 2.2. REDUCTION OF COMMITMENT AMOUNTS. The Commitment Amounts are subject to reduction from time to time pursuant to this SECTION 2.2.

     SECTION 2.2.1. OPTIONAL. The Borrower may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce the Swing Line Loan Commitment Amount, the Letter of Credit Commitment Amount or the Revolving Loan Commitment Amount; PROVIDED, HOWEVER, that all such reductions (i) shall be permanent and (ii) (x) in the case of Base Rate Loans (other than Swing Line Loans) shall require at least one Business Day's prior notice to the Administrative Agent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $500,000 and in an integral multiple of $100,000 or
(y) in the case of LIBO Rate Loans, shall require at least three Business Days' prior notice to the Administrative Agent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $500,000 and in an integral multiple of $500,000. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the sum of (i) the Swing Line Loan Commitment Amount and (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or the Issuer.

     SECTION 2.2.2. MANDATORY. The Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount and the Letter of Credit Commitment Amount shall be reduced as set forth below.

          (a)Following the prepayment or repayment in full of the Term Loans, the Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced on the date the Term Loans would otherwise have been required to be prepaid with any Net Equity Proceeds or Excess Cash Flow, in an amount equal to the amount by which the Term Loans would otherwise be required to be prepaid if Term Loans had been outstanding.

          (b) Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the sum of (i) the Swing Line Loan Commitment Amount and (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or the Issuer.

     SECTION 2.3. BORROWING PROCEDURES AND FUNDING MAINTENANCE. Loans shall be made by the Lenders in accordance with this Section.

     SECTION 2.3.1. REVOLVING LOANS. By delivering a Borrowing Request to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one (in the case of Base Rate Loans) or three (in the case of LIBO Rate Loans) nor more than (in each case) five Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $500,000 and an integral multiple thereof, and in the case of Base Rate Loans, in a minimum amount of $500,000 and an integral multiple of $250,000, or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m., New York time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

     SECTION 2.3.2.  SWING LINE LOANS.

          (a) By telephonic notice, promptly followed (within three Business
     Days) by the delivery of a confirming Borrowing Request, to the Swing Line Lender on or before 11:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably request that Swing Line Loans be made by the Swing Line Lender in an aggregate minimum principal amount of $200,000 and an integral multiple of $100,000. Each request by the Borrower for a Swing Line Loan shall constitute a representation and warranty by the Borrower that on the date of such request and (if different) the date of the making of the Swing Line Loan, both immediately before and after giving effect to such Swing Line Loan and the application of the proceeds thereof, the statements made in SECTION 5.2.1 are true and correct. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by its close of business on the Business Day telephonic notice is received by it as provided in the preceding sentences, to the Borrower by wire transfer to the accounts the Borrower shall have specified in its notice therefor.

          (b) If (i) any Swing Line Loan shall be outstanding for more than four full Business Days or (ii) after giving effect to any request for a Swing Line Loan or a Revolving Loan the aggregate principal amount of Revolving Loans and Swing Line Loans outstanding to the Swing Line Lender, together with the Swing Line Lender's

     Percentage of all Letter of Credit Outstandings, would exceed the Swing Line Lender's Percentage of the Revolving Loan Commitment Amount, the
     Swing Line Lender, at any time in its sole and absolute discretion, may request each Lender that has a Revolving Loan Commitment, and each such Lender, including the Swing Line Lender hereby agrees, to make a Revolving Loan (which shall always be initially funded as a Base Rate Loan) in an amount equal to such Lender's Percentage of the amount of the Swing Line Loans ("REFUNDED SWING LINE LOANS") outstanding on the date such notice is given. On or before 11:00 a.m. (New York time) on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each such Lender (other than the Swing Line Lender) shall deposit in an account specified by the Administrative Agent to the Lenders from time to time the amount so requested in same day funds, whereupon such funds shall be immediately delivered to the Swing Line Lender (and not the Borrower) and applied to repay the Refunded Swing Line Loans. On the day such Revolving Loans are made, the Swing Line Lender's Percentage of the Refunded Swing Line Loans shall be deemed to be paid. Upon the making of any Revolving Loan pursuant to this clause, the amount so funded shall become due under such Lender's Revolving Note and shall no longer be owed under the Swing
     Line Note. Each Lender's obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Obligor, including a reduction in the Borrowing Base Amount subsequent to the date of the making of a Swing Line Loan; (iv) the acceleration or maturity of any Loans or the termination of the Revolving Loan Commitment after the making of any Swing Line Loan;
     (v) any breach of this Agreement by the Borrower or any other Lender; or
     (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (c) In the event that (i) Aegis, the Borrower or any of their Subsidiaries is subject to any bankruptcy or insolvency proceedings as provided in SECTION 8.1.9 or (ii) the Swing Line Lender otherwise requests, each Lender with a Revolving Loan Commitment shall acquire without recourse or warranty an undivided participation interest equal to such Lender's Percentage of any Swing Line Loan otherwise required to be repaid by such Lender pursuant to the preceding clause by paying to the Swing Line Lender on the date on which such Lender would otherwise have been required to make a Revolving Loan in respect of such Swing Line Loan pursuant to the preceding clause, in same day funds, an amount equal to such Lender's Percentage of such Swing Line Loan, and no Revolving Loans shall be made by such Lender pursuant to the preceding clause. From and after the date on which any Lender purchases an undivided participation interest in a Swing Line Loan pursuant to this clause, the Swing Line Lender shall distribute to such Lender (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation interest is outstanding and funded) its ratable amount of all payments of principal and interest in respect of such Swing Line Loan in like funds as received; PROVIDED, HOWEVER, that in the event such payment received by the Swing Line Lender is required to be returned to the Borrower, such Lender shall return to the Swing Line Lender the portion of any amounts which such Lender had received from the Swing Line Lender in like funds.

          (d) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if it has elected after the occurrence of a Default not to make Swing Line Loans and has notified the Borrower in writing or by telephone of such election. The Swing Line Lender shall promptly give notice to the Lenders of such election not to make Swing Line Loans.

     SECTION 2.4. CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) and three (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than (in each case) five Business Days' notice that all, or any portion in an aggregate minimum amount of $500,000 and an integral multiple thereof, in the case of the continuation of, or conversion into, LIBO Rate Loans, or an aggregate minimum amount of $500,000 and an integral multiple of $125,000 in the case of the conversion into Base Rate Loans, (other than Swing Line Loans as provided in CLAUSE (a) OF SECTION 2.3.2) be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); PROVIDED, HOWEVER, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of the relevant Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION 2.5. FUNDING. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan, so long as such action does not result in increased costs to the Borrower; PROVIDED, HOWEVER, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of SECTION 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

     SECTION 2.6. ISSUANCE PROCEDURES. By delivering to the Administrative Agent an Issuance Request on or before 12:00 noon, New York time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice (or such other notice as may be acceptable to the Issuer in its sole discretion), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice prior to the then existing Stated Expiry Date of a Letter of Credit (unless a shorter or longer notice period is acceptable to the Issuer in its sole discretion), in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit for the Borrower's account or for the account of any Guarantor, in such form as may be requested by the Borrower and approved by the Issuer, solely for the purposes described in SECTION 7.1.9. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Guarantor). Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the Issuer and each Lender thereof. Each Letter of Credit shall by its terms be stated to expire on a date (its "STATED EXPIRY DATE") no later than the earlier to occur of (i) the Revolving Loan Commitment Termination Date or (ii) in the case of standby Letters of Credit, one year from the date of its issuance and, in the case of documentary Letters of Credit, 180 days from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

     SECTION 2.6.1. OTHER LENDERS' PARTICIPATION. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased from the Issuer, to the extent of its Percentage to make Revolving Loans, and the Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Revolving Loan Commitment Percentage, be responsible for reimbursing promptly (and in any event within one Business
Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with SECTION 2.6.3. In addition, such Lender shall, to the extent of its Percentage to make Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to
SECTION 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to SECTION 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

     SECTION 2.6.2. DISBURSEMENTS; CONVERSION TO REVOLVING LOANS. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "DISBURSEMENT DATE") such payment shall be made (each such payment, a "DISBURSEMENT"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:00 noon, New York time, on the first Business Day following the Disbursement Date (the "DISBURSEMENT DUE DATE"), the Borrower will reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to Revolving Loans (made as Base Rate Loans) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Base Rate Loan on the Disbursement Due
Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue Revolving Loans pursuant to SECTION 3.2.2 for the period from the Disbursement Due Date through the date of such reimbursement; PROVIDED, HOWEVER, that, if no Default shall have then occurred and be continuing, unless the Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse the Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Revolving Loan constituting a Base Rate Loan and following the giving of notice thereof by the Administrative Agent to the Lenders, each Lender with a commitment to make Revolving Loans (other than the Issuer) will deliver to the Issuer on the Disbursement Due Date immediately available funds in an amount equal to such Lender's Percentage of such Revolving Loan. Each conversion of Disbursement amounts into Revolving Loans shall constitute a representation and warranty by the Borrower that on the date of the making of such Revolving Loan all of the statements set forth in SECTION 5.2.1 are true and correct.

     SECTION 2.6.3. REIMBURSEMENT. The obligation (a "REIMBURSEMENT OBLIGATION") of the Borrower under SECTION 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon) not converted into a Base Rate Loan pursuant to SECTION 2.6.2, and, upon the failure of the Borrower to reimburse the Issuer and the giving of notice thereof by the Administrative Agent to the Lenders, each Lender's (to the extent it has a Revolving Loan Commitment) obligation under SECTION 2.6.1 to reimburse the Issuer or fund its Percentage of any Disbursement converted into a Base Rate Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; PROVIDED, HOWEVER, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the

Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

     SECTION 2.6.4. DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Event of Default of the type described in SECTION
8.1.9 or, with notice from the Administrative Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

          (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

          (b) upon notification by the Administrative Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer. At such time when the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

     SECTION 2.6.5. NATURE OF REIMBURSEMENT OBLIGATIONS. The Borrower and, to the extent set forth in SECTION 2.6.1, each Lender with a Revolving Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower, each Obligor and each such Lender, and shall not put the Issuer under any resulting liability to the Borrower, any Obligor or any such Lender, as the case may be.

     SECTION 2.7. NOTES. Each Lender's Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the applicable Commitment Amount. All Swing Line Loans made by the Swing Line Lender shall be evidenced by a Swing Line Note payable to the order of the Swing Line Lender in a maximum principal amount equal to the Swing Line Loan Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; PROVIDED, HOWEVER, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                                     ARTICLE III

                      REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1.  REPAYMENTS AND PREPAYMENTS; APPLICATION.

     SECTION 3.1.1. REPAYMENTS AND PREPAYMENTS. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower or Aegis (as the case may be)

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

               (i) Loans (other than Swing Line Loans), PROVIDED, HOWEVER, that

                    (A) any such prepayment of Revolving Loans shall be made PRO
               RATA among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

                    (B) the Borrower shall comply with SECTION 4.4 in the event that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

                    (C) all such voluntary prepayments shall require at least
               three but no more than five Business Days' prior written notice to the Administrative Agent; and

                    (D) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $500,000 and an integral multiple thereof and, in the case of Base Rate Loans, in an aggregate minimum amount of $500,000 and an integral multiple of $125,000; or

               (ii) Swing Line Loans, PROVIDED that all such voluntary prepayments shall require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m., New York time, on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter);

          (b) shall, on each date when any reduction in the then existing Borrowing Base Amount shall become effective, make a mandatory prepayment of Revolving Loans and (if necessary) Swing Line Loans and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings, in an aggregate amount equal to the excess, if any, of the aggregate, outstanding principal amount of all Revolving Loans, Swing Line Loans and Letter of Credit Outstandings over the then existing Borrowing Base Amount, to be applied as set forth in SECTION 3.1.2;

          (c) shall, concurrently with the receipt by Aegis or any of its Subsidiaries of any Net Equity Proceeds, deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and no later than 5 Business Days following the delivery of such calculation, make a mandatory prepayment of the Loans in an amount equal to 50% of such Net Equity Proceeds to be applied as set forth in SECTION 3.1.2;

          (d) shall, no later than 5 Business Days following the delivery of Aegis's annual audited financial reports required pursuant to CLAUSE (b) of SECTION 7.1.1 (beginning with the financial reports delivered in respect of the 1997 Fiscal Year), deliver to the Administrative Agent a calculation of the Excess Cash Flow for the prior

     Fiscal Year and no later than 5 Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to 75% (or, in the event that the Debt to EBITDA ratio is less than 3.0:1, 50%) of the Excess Cash Flow (if any) for such Fiscal Year, to be applied as set forth in SECTION 3.1.2;

          (e) shall, on each date when any reduction in the Revolving Loan Commitment Amount shall become effective, including pursuant to SECTION 2.2 or SECTION 3.1.2, make a mandatory prepayment of Revolving Loans and (if necessary) Swing Line Loans, and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings) in an aggregate amount equal to the excess, if any, of the aggregate outstanding principal amount of all Revolving Loans, Swing Line Loans and Letters of Credit Outstanding over the Revolving Loan Commitment Amount as so reduced;

          (f) shall, on the Stated Maturity Date and on each Quarterly Payment Date occurring on or during any period set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date (as such amounts may have otherwise been reduced pursuant to this Agreement), as applicable:

                                          Principal Amount Due On Each
                      Period                 Quarterly Payment Date
                      ------              ----------------------------
             Effective Date through      $        87,500
                 (and including)
                     06/30/01

                07/01/01 through         $     4,200,000
                 (and including)
                     03/31/03

              Stated Maturity Date       $     4,200,000, or the then
                  for Term Loans         outstanding principal amount
                                         of all Term Loans, if
                                         different;

          (g) shall, on any date when the "Borrower Capital Contribution" is due and payable under the Borrower Capital Contribution Agreement, make a mandatory prepayment of the Term Loans in the full amount of such Borrower Capital Contribution.

     Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 4.4.

     SECTION 3.1.2. APPLICATION. Subject to the following sentence, each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, FIRST, to the principal amount thereof being maintained as Base Rate Loans, and SECOND, to the principal amount thereof being maintained as LIBO Rate Loans. Mandatory payments pursuant to CLAUSES
(c), (d) and (g) of SECTION 3.1.1 shall be applied, to the extent of such prepayment, FIRST, to the outstanding principal amount of Term Loans (pro rata among the scheduled repayments in CLAUSE (f) of SECTION 3.1.1) until paid in full, and then, to a permanent reduction in the Revolving Loan Commitment Amount.

     SECTION 3.2. INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this SECTION 3.2.

     SECTION 3.2.1. RATES. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus, in the case of Term Loans, the Applicable Margin for Base Rate Loans which are Term Loans or in the case of Revolving Loans, the Applicable Margin for Base Rate Loans which are Revolving Loans;

          (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus, in the case of Term Loans, the Applicable Margin for LIBO Rate Loans which are Term Loans or, in the case of Revolving Loans, the Applicable Margin for LIBO Rate Loans which are Revolving Loans; and

          (c) with respect to Swing Line Loans, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans which are Revolving Loans.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION 3.2.2. POST-MATURITY RATES. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation (other than overdue Reimbursement Obligations which shall bear interest as provided in
SECTION 2.6.2) of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus a margin of 2% per annum.

     SECTION 3.2.3. PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

          (a) on the Stated Maturity Date therefor;

          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

          (c) with respect to Base Rate Loans, on each Quarterly Payment Date;

          (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the third month anniversary of the first day of such Interest Period);

          (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to CLAUSE (c), on the date of such conversion; and

          (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to SECTION 8.2 or SECTION 8.3, immediately upon such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.3.  FEES.  The Borrower agrees to pay the fees set forth in this
SECTION 3.3.  All such fees shall be non-refundable.

     SECTION 3.3.1. COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender that has a Revolving Loan Commitment, for the period (including any portion thereof when any of the Lender's Commitments are suspended by reason of the Borrower's inability to satisfy any condition of ARTICLE V) commencing on the Effective Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee at the rate of the Applicable Commitment Fee on such Lender's Percentage of the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings); PROVIDED, that prior to the Effective Date, commitment fee shall accrue based on the "Revolving Loan Commitment Amount", as defined in the Existing Credit Agreement. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination

Date. The making of Swing Line Loans by the Swing Line Lender shall not constitute usage of the Revolving Loan Commitment for the purpose of calculation of the commitment fees to be paid by the Borrower to the Lenders pursuant to this SECTION 3.3.1.

     SECTION 3.3.2. ADMINISTRATIVE AGENT'S FEE. The Borrower agrees to pay to the Administrative Agent, for its own account, the non-refundable fees in the amounts and on the dates set forth in the Fee Letter.

     SECTION 3.3.3. LETTER OF CREDIT FEE. The Borrower agrees to pay to the Administrative Agent, for the PRO RATA account of the Issuer and each other Lender that has a Revolving Loan Commitment, a Letter of Credit fee in an amount equal to (a) with respect to each standby Letter of Credit, the Applicable Margin per annum for LIBO Rate Loans that are Revolving Loans multiplied by the Stated Amount of each such Letter of Credit, and (b) with respect to each documentary Letter of Credit, 1-1/4% per annum multiplied by the Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date. The Borrower further agrees to pay to the Issuer for its own account on the date of issuance of each Letter of Credit an issuance fee in an amount equal to 1/4 of 1% per annum of the Stated Amount thereof.


                                      ARTICLE IV

                        CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION 4.1. LIBO RATE LENDING UNLAWFUL. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan of a certain type, the obligations of all Lenders to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION 4.2. DEPOSITS UNAVAILABLE. If the Administrative Agent shall have determined that

          (a) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant; or

          (b) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans of such type, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under SECTION 2.3 and SECTION 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans of such type shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3. INCREASED LIBO RATE LOAN COSTS, ETC. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.4. FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to SECTION 3.1 or otherwise;

          (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

          (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.5. INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance of or participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. Each Lender hereby severally agrees that if such Lender (a "SUBJECT LENDER") makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to this SECTION 4.5, the Borrower may, within 90 days of receipt by the Borrower of such demand, give notice (a "REPLACEMENT NOTICE") in writing to the Administrative Agent and such Subject Lender of its intention to replace such Subject Lender with a financial institution designated in such Replacement Notice. If the Administrative Agent shall, in the exercise of its discretion and within 30 days of its receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated financial institution is reasonably satisfactory to the Administrative Agent, then such Subject Lender shall, so long as no Default or Event of Default shall have occurred and be continuing, assign, in accordance with SECTION 11.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including, without limitation, Reimbursement Obligations) to such designated financial institution; PROVIDED, HOWEVER, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under this SECTION 4.5), owing to such Subject Lender hereunder. Upon the effective date of such assignment, the Borrower shall issue a replacement Note or Notes, as the case may be, to such designated financial institution and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

     SECTION 4.6. TAXES. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder (including Reimbursement Obligations and fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

          (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

     Upon the request of the Borrower or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Administrative Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of

Taxes.  The Borrower shall not be obligated to pay Taxes to the extent that
(i) such Taxes are imposed as a result of the failure of a Lender to submit the forms or documents referred to in the preceding sentence, (ii) the information contained in such forms or documents is materially inaccurate, or
(iii) such forms or documents do not establish the entitlement of the Lender to an exemption from U.S. federal withholding tax on payments of interest hereunder other than as a result of a change in applicable law, regulations or administrative practice effective after the Effective Date.

     SECTION 4.7. PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the PRO RATA account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York, New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (other than when calculated with respect to the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by CLAUSE (c) of the definition of the term "INTEREST PERIOD" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 4.8. SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of SECTIONS 4.3, 4.4 and 4.5) or Letter of Credit in excess of its PRO RATA share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

          (a) the amount of such selling Lender's required repayment to the purchasing Lender

TO

          (b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to SECTION 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.9. SETOFF. Each Lender shall, upon the occurrence of any Default described in CLAUSES (a) through (d) of SECTION 8.1.9 with respect to the Borrower, and with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of SECTION 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

     SECTION 5.1.  EFFECTIVENESS: INITIAL CREDIT EXTENSION.  The obligations of
(i) the Existing Lenders to continue Existing Loans as Loans under this Agreement, (ii) the Issuers to continue Existing Letters of Credit as Letters of Credit under this Agreement and (iii) the Lenders (or any Issuer) to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 5.1.

     SECTION 5.1.1. RESOLUTIONS, ETC. The Administrative Agent shall have received from each Obligor a certificate, dated the Closing Date, of its Secretary or Assistant Secretary as to

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

          (b) the incumbency and signatures of those of its officers authorized to act on its behalf with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Agent, each Lender and each Issuer may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of an Obligor canceling or amending such prior certificate with respect to such Obligor.

     SECTION 5.1.2. DELIVERY OF NOTES. The Administrative Agent shall have received, for the account of each Lender, its Notes, issued (in the case of Existing Lenders) in substitution or exchange for, and not in satisfaction of, the Notes delivered under the terms of the Existing Credit Agreement, duly executed and delivered by the Borrower.

     SECTION 5.1.3.  CONSUMMATION OF ATC MERGER; ACQUISITION CERTIFICATE.

     (a) The Agents shall have received evidence that a majority of the votes cast at the ATC Annual Meeting (as defined in the Proxy Statement) shall have approved the ATC Merger in accordance with applicable law (which approval shall not have been rescinded or withdrawn);

     (b) The Agents shall have received evidence that a majority of the stockholders of IQI entitled to vote at the IQI Special Meeting (as defined in the Proxy Statement) shall have approved the ATC Merger in accordance with the New York Business Corporation Law (which approval shall not have been rescinded or withdrawn);

     (c) Pursuant to the ATC Merger Agreement (which shall not have been amended, nor shall any provision thereof have been waived by any party thereto), (i) the Certificate of Merger, in recordable form, shall have been executed by the parties thereto, (ii) the Agents shall have received evidence satisfactory to each of them that the Certificate of Merger has been filed with the Secretary of State of New York, (iii) the Agents shall have received copies of the Certificate of Merger, duly executed and delivered by each party thereto and (iv) ATC Merger (and the other transactions contemplated by the ATC Merger Agreement) shall have been consummated in accordance with the ATC Merger Agreement and applicable law;

     (d) At the Effective Time (i) the IQI Equityholders shall own approximately 57.5%, and (ii) the Parent shall own approximately 25%, of all outstanding shares of voting stock of Aegis, after giving effect to the Transaction; and

     (e) The Agents shall have received a certificate, dated the Closing Date, of an Authorized Officer of Aegis and the Borrower certifying as to a true and complete copy of the ATC Merger Agreement and, to the extent requested by the Agents, all other certificates, filings, documents, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the ATC Merger Agreement and such items shall be satisfactory in all respects to the Agents.

     SECTION 5.1.4.  THE TRANSACTION.

     (a) The Agents shall have received evidence satisfactory to each of them that (i) the Transaction has been consummated on terms satisfactory to the Agents and (ii) the Transaction related fees did not exceed $4,000,000.

     (b) Each Lender shall be satisfied with (i) the final structure of the Transaction, (ii) the sources and uses of proceeds used to consummate the Transaction, and (iii) the terms and provisions of all documents, agreements and contracts related to the Transaction, and any and all material amendments, waivers or other modifications of, or other forbearance to exercise any rights with respect to, any of the terms or provisions of any such documents, agreements or contracts.

     SECTION 5.1.5. CLOSING DATE CERTIFICATE. The Agents shall have received, with counterparts for each Lender, the Closing Date Certificate, substantially in the form of EXHIBIT E hereto, dated the Closing Date and duly executed and delivered by the chief executive, financial or accounting (or equivalent) Authorized Officer of Aegis and the Borrower, in which certificate Aegis and the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of Aegis and the Borrower made as of such date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct.

     SECTION 5.1.6. AFFIRMATION AND CONSENT. The Agents shall have received an affirmation and consent in form set forth as EXHIBIT P hereto executed and delivered by an Authorized Officer of each Obligor (other than the Borrower) under the Existing Credit Agreement and related Loan Documents.

     SECTION 5.1.7. PAYMENT OF OUTSTANDING INDEBTEDNESS, ETC. All Indebtedness identified in ITEM 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Borrowing); and all Liens securing payment of any such Indebtedness shall have been released and the Administrative Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

     SECTION 5.1.8. SUBSIDIARY GUARANTY. The Administrative Agent shall have received executed counterparts of a Subsidiary Guaranty, dated the date hereof, duly executed by each Subsidiary of Aegis that is not a Subsidiary of the Borrower.

     SECTION 5.1.9. AEGIS PLEDGE AGREEMENT. The Administrative Agent shall have received executed counterparts of the Aegis Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of Aegis, together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of each Subsidiary of Aegis pledged pursuant to the Aegis Pledge Agreement, which certificates shall be accompanied by undated stock powers duly executed in blank.

     SECTION 5.1.10. SECURITY AGREEMENTS. The Administrative Agent shall have received executed counterparts of (i) the Aegis Security Agreement, dated as of the date hereof, duly executed by an Authorized Officer of Aegis, and (ii) a Subsidiary Security Agreement, dated as of the date hereof, duly executed by an Authorized Officer of each Subsidiary of Aegis that is not a Subsidiary of the Borrower, each together with

          (a) executed copies of proper Uniform Commercial Code financing statements (Form UCC-1) or such other evidence of filing as may be acceptable to the Administrative Agent, naming the applicable Obligor as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to each such Security Agreement;

          (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person

               (i) in any collateral described in each such Security Agreement previously granted to such Person, and

               (ii) securing any of the Indebtedness identified in ITEM 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule,

     together with such other Uniform Commercial Code Form UCC-3 termination statements as the Administrative Agent may reasonably request from such Obligor; and

          (c) certified copies of Uniform Commercial Code Requests for Information (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name each applicable Obligor (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to CLAUSE (a) above, together with copies of such financing statements (none of which (other than those described in CLAUSE (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in CLAUSE (a)) shall cover any collateral described in the Security Agreement).

     SECTION 5.1.11. CAPITAL CONTRIBUTION AGREEMENTS; SIDE LETTER. The Administrative Agent shall have received executed counterparts of each Capital Contribution Agreement and the Side Letter, duly executed by each Person party thereto.

     SECTION 5.1.12. FINANCIAL INFORMATION, ETC. The Agents shall have received, with counterparts for each Lender,

          (a) the audited consolidated and consolidating financial statements of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 1997 and the related consolidated and consolidating balance sheets and statements of income, earnings and cash flow of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 1997, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent by Ernst & Young LLP;

          (b) the audited consolidated financial statements of ATC and its Subsidiaries for the Fiscal Year ended June 30, 1997 and the related consolidated balance sheets and statements of income, earnings and cash flow of ATC and its Subsidiaries for the Fiscal Year ended June 30, 1997, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Lenders by PricewaterhouseCoopers LLP;

          (c) a PRO FORMA consolidated balance sheet of Aegis and its Subsidiaries, as at March 31, 1998 (the "PRO FORMA BALANCE SHEET"), certified by the chief financial or accounting Authorized Officer of Aegis, giving effect to the consummation of the Transaction and reflecting the proposed capital structure of Aegis, which shall be satisfactory in all respects to the Lenders; and

          (d) the quarterly report on Form 10-Q of ATC as at March 31, 1998, which report shall be satisfactory in all respects to the Agents.

     SECTION 5.1.13. LITIGATION, ETC. The Agents shall be satisfied in all respects that there exists no litigation, inquiry or investigation contesting the Transaction or the sufficiency of the consideration paid upon the Transaction or this Agreement or affecting any other aspect of the transactions contemplated thereby, or affecting Aegis, the Borrower or any of their respective Subsidiaries which, in the reasonable opinion of the Agents, has a reasonable likelihood of success and could reasonably be expected to have a material adverse effect on the property, assets, financial condition, operations, prospects or business of Aegis or the Borrower or their respective Subsidiaries, individually or taken as a whole.

     SECTION 5.1.14.  MATERIAL ADVERSE CHANGE.

     (a) The Agents and the Lenders shall be satisfied that there has been no material adverse change in the financial condition, operations, assets, business, prospects or property of the Borrower and its Subsidiaries, taken as a whole, since December 31, 1997.

     (b) The Agents and the Lenders shall be satisfied that, except for the judgment entered against Aegis in the litigation entitled KERS & COMPANY V. ATC COMMUNICATIONS GROUP, INC. in the approximate amount of $2,400,000, there has been no material adverse change in the financial condition, operations, assets, business, prospects or property of ATC and its Subsidiaries, taken as a whole, since June 30, 1997.

     SECTION 5.1.15. NO LIENS. The Agents shall be satisfied that the Capital Stock and assets of Aegis, the Borrower and their respective Subsidiaries shall be free and clear of all Liens (other than Liens permitted pursuant to SECTION
7.2.3 hereof or in favor of the Administrative Agent pursuant to a Loan
Document).

     SECTION 5.1.16. SOLVENCY CERTIFICATES. The Agents shall have received solvency certificates from the chief financial Authorized Officers of Aegis and the Borrower, dated the Closing Date, substantially in the form of EXHIBITS G-1 and G-2 hereto.

     SECTION 5.1.17. BORROWING BASE CERTIFICATE. The Agents shall have received an initial Borrowing Base Certificate, executed and delivered by an Authorized Officer of Advanced and the Borrower, as of a recent date satisfactory to the Agents.

     SECTION 5.1.18. COMPLIANCE CERTIFICATE. The Agents shall have received, with counterparts for each Lender, an initial Compliance Certificate with respect to the computations of the applicable covenants as at the Closing Date on a PRO FORMA basis, giving effect to the Transaction and reflecting the proposed capital structure, and as to such items therein as the Agents reasonably request, dated the Closing Date, duly executed (and with all schedules thereto duly completed) and delivered by the President or the chief financial or accounting Authorized Officer of Aegis.

     SECTION 5.1.19.  OPINIONS OF COUNSEL.  The Agents shall have received
(i) an opinion, dated the Closing Date and addressed to the Administrative Agent, the Syndication Agent and each of the Lenders, from Paul, Hastings, Janofsky & Walker LLP, counsel to the Obligors, substantially in the form of EXHIBIT N-1 hereto, (ii) an opinion, dated the Closing Date and addressed to the Administrative Agent, the Syndication Agent and each of the Lenders, from Hughes & Luce, L.L.P., counsel to Aegis, substantially in the form of EXHIBIT N-2 hereto, (iii) a reliance letter from Paul, Hastings, Janofsky & Walker LLP dated the Closing Date, permitting the Agents and the Lenders to rely upon its opinions contained in the opinion letters delivered pursuant to Sections 6.02(b) and 6.03(d) of the ATC Merger Agreement, substantially in the form of EXHIBIT N-3 hereto and (iv) a reliance letter from Hughes & Luce, L.L.P. dated the Closing Date, permitting the Agents and the Lenders to rely upon its opinions contained in the opinion letters delivered pursuant to Sections 6.02(h) and 6.03(b) of the ATC Merger Agreement, substantially in the form of EXHIBIT N-3 hereto.

     SECTION 5.1.20. PAYMENT OF THE NOTE AMOUNT. The Administrative Agent shall have received evidence satisfactory to it that Aegis or its Subsidiary has
(i) been paid no less than 50% of the Note Amount (as defined below) in cash of the note receivable owing by an officer of Aegis (the "AEGIS OFFICER") in an outstanding principal amount of $3,661,505.39 plus any and all accrued interest as of June 30, 1998 (the
"NOTE AMOUNT") and (ii) negotiated reasonable arrangements, on terms satisfactory to the Agents, with the Aegis Officer for payment in full of such note receivable on or before March 31, 1999.

     SECTION 5.1.21. CLOSING DATE AMOUNT. The Agents shall have received evidence satisfactory to them that the Borrower has received from Parent the Closing Date Amount in cash, representing the purchase price for the Aegis Notes.

     SECTION 5.1.22. CLOSING FEES, EXPENSES, ETC. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to SECTIONS 3.3 and 11.3, if then invoiced and any Commitment Fee accrued and not paid at such time.

     SECTION 5.2. ALL CREDIT EXTENSIONS. The obligation of each Lender and the Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this SECTION 5.2.

     SECTION 5.2.1. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Credit Extension the following statements shall be true and correct:

          (a) both before and after giving effect to the ATC Merger, the representations and warranties set forth in ARTICLE VI and in each other Loan Document shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

          (b) except as set forth in Item 6.7 of the Disclosure Schedule, no material adverse development shall have occurred in any litigation, action, proceeding, labor controversy, arbitration or governmental investigation disclosed pursuant to SECTION 6.7;

          (c) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (y) all Letter of Credit Outstandings does not exceed the then existing Borrowing Base Amount;

          (d) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (y) all Letter of Credit Outstandings does not exceed the Revolving Loan Commitment Amount; and

          (e) no Default hereunder (and on the Effective Date, no Default under (and as defined in) the Existing Credit Agreement) shall have then occurred and be continuing, and neither Aegis, the Borrower, any other Obligor, nor any of their respective

     Subsidiaries shall be in material violation of any law or governmental regulation or court order or decree.

     SECTION 5.2.2. CREDIT EXTENSION REQUEST. The Administrative Agent shall have received a Borrowing Request or Issuance Request, as the case may be, for each Credit Extension (other than Swing Line Loans). Each of the delivery of a Credit Extension Request and the acceptance by the Borrower of the proceeds of the Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof), the statements made in SECTION 5.2.1 are true and correct.

     SECTION 5.2.3. SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of Aegis, the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Administrative Agent and its counsel (it being understood that documents which are satisfactory in form and substance to the Administrative Agent on the date delivered shall not be deemed unsatisfactory on a date thereafter); the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, continue the Existing Loans as Loans hereunder, continue the Existing Letters of Credit as Letters of Credit hereunder and to make Credit Extensions hereunder, Aegis and the Borrower each represents and warrants unto the Administrative Agent, the Issuer and each Lender as set forth in this ARTICLE VI.

     SECTION 6.1. ORGANIZATION, ETC. Each of the Parent, Aegis, the Borrower and each their respective Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification (except where the failure to be so qualified would not have a material adverse effect on its business), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform (a) the Transaction, and (b) its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

     SECTION 6.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by the Parent, Aegis and each other Obligor of each Loan Document executed or to be executed by it, and the Borrower's, the Parent's, Aegis's and each such other Obligor's participation in the consummation of the Transaction, are within each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a) contravene such Obligor's Organic Documents;

          (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Obligor; or

          (c) result in, or require the creation or imposition of, any Lien on any of such Obligor's properties (other than pursuant to a Loan Document).

     SECTION 6.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by Aegis, the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which such Obligor is a party, or for such Obligor's participation in the consummation of the Transaction, except for (a) those that have already been, or prior to the initial Credit Extension shall have been, duly obtained or made and are, or as of the Closing Date shall be, as the case may be, in full force and effect, (b) those relating to filings and recordings required to perfect or maintain perfection of the Liens granted pursuant to the Loan Documents and (c) such filings, recordings, approvals and other actions, including, without limitation, registrations and other actions under applicable securities laws and regulations, as may be required for the exercise by the Administrative Agent, the Issuers or any of the Lenders of their remedies under the Loan Documents and realization of the benefits of the collateral granted thereunder. Neither the Parent, Aegis, the Borrower nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.4. VALIDITY, ETC. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity); and each Loan Document executed pursuant hereto by the Parent, Aegis and each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity).

     SECTION 6.5. FINANCIAL INFORMATION. All financial statements furnished to the Administrative Agent and the Lenders, including those delivered pursuant to
SECTION 5.1.12 and CLAUSE (b) of SECTION 7.1.1, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition (or, if applicable, the PRO FORMA consolidated financial condition) of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

     SECTION 6.6. NO MATERIAL ADVERSE CHANGE. Since the date of the last audited financial statements described in SECTION 6.5, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of (i) the Borrower and its Subsidiaries or
(ii) Aegis and its Subsidiaries, except as disclosed in Item 6.6 ("Material Adverse Change") of the Disclosure Schedule.

     SECTION 6.7. LITIGATION, LABOR CONTROVERSIES, ETC. There is no pending or, to the knowledge of Aegis or the Borrower, threatened litigation, action, proceeding, or labor controversy affecting Aegis, the Borrower or any of their respective Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of Aegis, the Borrower or any of their respective Subsidiaries or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in ITEM 6.7 ("Litigation") of the Disclosure Schedule.

     SECTION 6.8.  SUBSIDIARIES.   Aegis does not have any Subsidiaries, except
(after giving effect to the Transaction) those Subsidiaries

          (a) which are identified in ITEM 6.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

          (b) which are permitted to have been acquired in accordance with
     SECTION 7.2.5 or 7.2.9.

     SECTION 6.9. OWNERSHIP OF PROPERTIES. Aegis, the Borrower and each of their respective Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to SECTION 7.2.3.

     SECTION 6.10. TAXES. Aegis, the Borrower and each of their Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 6.11. PENSION AND WELFARE PLANS. During the twelve-consecutive-month period prior to the date of the execution and delivery of the Existing Credit Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by Aegis or the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in ITEM 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither Aegis, the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 6.12. ENVIRONMENTAL WARRANTIES. Except as set forth in ITEM 6.12 ("Environmental Matters") of the Disclosure Schedule:

          (a) all facilities and property (including underlying groundwater) owned or leased by Aegis, the Borrower or any of their Subsidiaries have been, and continue to be, owned or leased by Aegis, the Borrower and their Subsidiaries in material compliance with all Environmental Laws;

          (b) there have been no past, and there are no pending or, to Aegis's or the Borrower's knowledge, threatened

               (i) claims, complaints, notices or requests for information received by Aegis, the Borrower or any of their Subsidiaries with respect to any alleged violation of any Environmental Law, or

               (ii) complaints, notices or inquiries to Aegis, the Borrower or any of their Subsidiaries regarding potential liability under any Environmental Law;

          (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by Aegis, the Borrower or any of their Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Aegis, the Borrower and their Subsidiaries;

          (d) Aegis, the Borrower and their Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

          (e) no property now or previously owned or leased by Aegis, the Borrower or any of their Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Aegis, the Borrower or any of their Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Aegis, the Borrower and their Subsidiaries;

          (g) neither Aegis, Borrower nor any of their Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against Aegis, the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by Aegis, the Borrower or any of their Subsidiaries of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Aegis, the Borrower and their Subsidiaries; and

          (i) to Aegis's or the Borrower's knowledge, no conditions exist at, on or under any property now or previously owned or leased by Aegis or the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

     SECTION 6.13. REGULATIONS U AND X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 6.14. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Parent, Aegis or the Borrower in writing to the Agents or any Lender or any Issuer (including the Proxy Statement and all information contained in the Loan Documents) for purposes of or in connection with the Existing Credit Agreement, this Agreement or any transaction contemplated hereby (including the Transaction) is, and all other such factual information hereafter furnished by or on behalf of the Parent, Aegis or the Borrower to the Agents or any Lender or any Issuer will be, true and accurate in every material respect on the date as of which such information is dated or certified and, with respect to that information delivered in connection with this Agreement, as of the date of execution and delivery of this Agreement by each Agent and such Lender (and Issuer), such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make the content of such information, in light of the circumstances in which it was provided, not misleading.

     SECTION 6.15. SENIORITY OF OBLIGATIONS, ETC. The Borrower has the power and authority to incur the Indebtedness evidenced by the Aegis Notes and has duly authorized, issued and delivered the Aegis Notes. Once executed and delivered by the Borrower, such Aegis Notes will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The subordination provisions of each Seller Subordinated Note and the Aegis Notes set forth therein will be enforceable against the holder thereof by the holder of any "Senior Indebtedness", or similar term referring to the Obligations, as applicable in each such Seller Subordinated Note, the 1998 Subordinated Debt and IQI Note, which has not effectively waived the benefits thereof. All monetary Obligations, including those to pay principal of and interest (including post-petition interest, whether or not permitted as a claim) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute "Senior Indebtedness", or similar term referring to the Obligations, in each such Seller Subordinated Note, the 1998 Subordinated Debt and IQI Note, and all such Obligations are entitled to the benefits of the subordination created by such Seller Subordinated Note, the 1998 Subordinated Debt and IQI Note. The Borrower acknowledges that each Agent, each Lender and each Issuer is entering into this Agreement, and is extending its Commitments, in reliance upon the subordination provisions of the Seller Subordinated Notes, the 1998 Subordinated Debt and the Aegis Notes and this Section.

                                     ARTICLE VII

                                      COVENANTS

     SECTION 7.1. AFFIRMATIVE COVENANTS. Each of Aegis and the Borrower agrees with each of the Lenders, the Issuers and the Agents that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower and Aegis will perform or Aegis will cause the Borrower to perform the obligations set forth in this SECTION 7.1.

     SECTION 7.1.1. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The Borrower will furnish, or will cause to be furnished, to each Lender, each Issuer and the Administrative Agent copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year of Aegis (other than the fourth Fiscal Quarter), consolidated and consolidating balance sheets of Aegis and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings and cash flow of Aegis and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial or accounting Authorized Officer of Aegis;

          (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of Aegis, a copy of the annual audit report for such Fiscal Year for Aegis and its Subsidiaries, including therein consolidated and consolidating balance sheets of Aegis and its Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of earnings and cash flow of Aegis and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent and the Required Lenders by PricewaterhouseCoopers LLP or other independent public accountants acceptable to the Administrative Agent and the Required Lenders, together with a report from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in SECTION 7.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

          (c) together with the delivery of the financial information required pursuant to CLAUSES (a) and (b) above, a Compliance Certificate executed by the chief financial or accounting Authorized Officer of Aegis and the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in SECTION 7.2.4;

          (d) as soon as possible and in any event within three days after the occurrence of each Default, a statement of the chief financial or accounting Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

          (e) as soon as possible and in any event within three days after (x) the occurrence of any material and adverse development with respect to any litigation, action, proceeding, or labor controversy described in SECTION
     6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in SECTION 6.7, notice thereof and copies of all documentation relating thereto;

          (f) promptly after the sending or filing thereof, copies of all reports which Aegis or the Borrower sends to its security holders;

          (g) immediately upon becoming aware of the institution of any steps by Aegis or the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that Aegis or the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by Aegis or the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of Aegis or the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

          (h) within 15 days after the end of each calendar month, a Borrowing Base Certificate for such calendar month that is calculated as of the last day of such calendar month;

          (i) promptly when available and in any event within 30 days following the last day of each Fiscal Year of Aegis, financial projections for Aegis and its Subsidiaries the next Fiscal Year, prepared in reasonable detail by the chief accounting, financial or executive Authorized Officer of Aegis;

          (j) promptly following the delivery and receipt, as the case may be, of any material notice or communication pursuant to either Seller Subordinated Note, a copy of such communication; and

          (k) such other information respecting the condition or operations, financial or otherwise, of Aegis, the Borrower or any of their Subsidiaries as any Lender or Issuer through the Administrative Agent may from time to time reasonably request.

     SECTION 7.1.2. COMPLIANCE WITH LAWS, ETC. Each of Aegis and the Borrower will, and will cause each of their respective Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

          (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 7.1.3. MAINTENANCE OF PROPERTIES. Each of Aegis and the Borrower will, and will cause each of their respective Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless either Aegis or the Borrower, as appropriate, determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

     SECTION 7.1.4. INSURANCE. Each of Aegis and the Borrower will, and will cause each of their respective Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender and each Issuer at reasonable intervals a certificate of an Authorized Officer of each of Aegis and the Borrower setting forth the nature and extent of all insurance maintained by Aegis, the Borrower and their respective Subsidiaries in accordance with this Section.

     SECTION 7.1.5. BOOKS AND RECORDS. Each of Aegis and the Borrower will, and will cause each of their respective Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit each Agent and each Lender and each Issuer or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and each of Aegis and the Borrower hereby authorizes such independent public accountant to discuss such Person's financial matters with each Lender and each Issuer or any of their respective representatives whether or not any representative of Aegis or the Borrower is present) and to examine (and, at the expense of either Aegis or the Borrower, photocopy extracts from) any of its books or other corporate records. Either Aegis or the Borrower, as appropriate, shall pay any fees of such independent public accountant incurred in connection with any Agent's or any Lender's or any Issuer's exercise of its rights pursuant to this Section.

     SECTION 7.1.6. ENVIRONMENTAL COVENANT. Each of Aegis and the Borrower will, and will cause each of their respective Subsidiaries to,

          (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws; and

          (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this SECTION 7.1.6.

     SECTION 7.1.7. FUTURE SUBSIDIARIES. After the Effective Date, upon any Person becoming a direct or indirect Subsidiary of Aegis, or upon Aegis, the Borrower or any of their respective Subsidiaries acquiring additional Capital Stock of any existing Subsidiary of Aegis, the Borrower or any of their respective Subsidiaries, Aegis or the Borrower, as the case may be, shall notify the Administrative Agent of such acquisition, and

          (a) in the case of U.S. Subsidiaries, either Aegis or the Borrower, as appropriate, shall promptly cause such Subsidiary to execute and deliver to the Administrative Agent, with counterparts for each Lender, a supplement to the Subsidiary Guaranty and a supplement to the Subsidiary Security Agreement (and, if such Subsidiary owns any real property, a Mortgage), together with acknowledgment copies of Uniform Commercial Code financing statements (form UCC-1) executed and delivered by the Subsidiary naming the Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Subsidiary Security Agreement or a Mortgage, as the case may be; and

          (b) either Aegis or the Borrower, as appropriate, shall promptly deliver, or cause to be delivered, to the Administrative Agent under a Pledge Agreement (or a supplement thereto) certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary owned by Aegis or the Borrower or any other Subsidiary of Aegis or the Borrower, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of a Pledge Agreement;

together, in each case, with such opinions, in form and substance and from counsel satisfactory to the Administrative Agent, as the Administrative Agent may reasonably require; PROVIDED, that notwithstanding the foregoing, no Non-U.S. Subsidiary shall be required to execute and deliver a Mortgage, a supplement to the Subsidiary Guaranty or a supplement to the Subsidiary Security Agreement, nor will Aegis, the Borrower or any of their respective

Subsidiaries be required to deliver in pledge pursuant to a Pledge Agreement in excess of 65% of the total combined voting power of all classes of Capital Stock of a Non-U.S. Subsidiary entitled to vote, if Aegis or the Borrower, as the case may be, has delivered evidence satisfactory to the Administrative Agent that such actions would result in material adverse tax consequences to Aegis, the Borrower and their respective Subsidiaries (after giving effect to the utilization of any available tax credits).

     SECTION 7.1.8. FUTURE LEASED PROPERTY AND FUTURE ACQUISITIONS OF REAL PROPERTY. (a) Prior to entering into any new lease of real property or renewing any existing lease of real property, each of Aegis and the Borrower shall, and shall cause each of their respective Subsidiaries to, use its (and their) best efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Administrative Agent a Waiver executed by the lessor of any real property that is to be leased by Aegis, the Borrower or such Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, to the extent the value of any personal property of Aegis, the Borrower or their respective Subsidiaries to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $500,000.

     (b) In the event that Aegis, the Borrower or any of their respective Subsidiaries shall acquire any real property having a value as determined in good faith by the Administrative Agent in excess of $500,000, Aegis, the Borrower or the applicable Subsidiary shall, promptly after such acquisition, execute a Mortgage and provide the Administrative Agent with

          (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien, subject to Liens permitted by SECTION 7.2.3, against the properties purported to be covered thereby;

          (ii) mortgagee's title insurance policies in favor of the Administrative Agent and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Administrative Agent, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Administrative Agent, and such policies shall also include a revolving credit endorsement and such other endorsements as the Administrative Agent shall request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

          (iii) such other approvals, opinions, or documents as the Administrative Agent may reasonably request.

     SECTION 7.1.9. USE OF PROCEEDS, ETC. The Borrower shall apply the proceeds of the Revolving Loans made on and following the Effective Date:

          (a) to refinance certain existing Indebtedness of a direct, wholly-owned subsidiary of Aegis, in connection with the Transaction,

          (b) for the general corporate and working capital needs of the Borrower and the Subsidiary Guarantors,

          (c) to make Permitted Acquisitions,

          (d) to pay the transaction fees, costs and expenses associated with Permitted Acquisitions, and

          (e) to pay related Transaction fees and expenses.

     SECTION 7.1.10. RATE PROTECTION AGREEMENTS. The Borrower shall purchase and maintain an interest rate swap, cap, collar or similar arrangement, on such terms and in a notional amount as may be mutually satisfactory to the Borrower and the Administrative Agent.

     SECTION 7.1.11. END OF FISCAL YEAR. Aegis will cause each of its, and each of its Subsidiary's Fiscal Years to end on each December 31.

     SECTION 7.1.12. EDWARD BLANK ASSOCIATES, INC. Aegis and the Borrower shall cause the liquidation and dissolution of the Delaware corporation known as "Edward Blank Associates, Inc." within 30 days of the Effective Date.

     SECTION 7.2. NEGATIVE COVENANTS. Each of Aegis and the Borrower agrees with the Administrative Agent, each Issuer and each Lender that, until all Commitments have terminated, all Letters of Credit have terminated or expired and all Obligations have been paid and performed in full, each of Aegis and the Borrower will perform the obligations set forth in this SECTION 7.2.

     SECTION 7.2.1. BUSINESS ACTIVITIES. Neither Aegis nor the Borrower will, nor will either permit any of their respective Subsidiaries to, engage in any business activity, except providing telemarketing services and market research services and such activities as may be incidental or related thereto.

     SECTION 7.2.2. INDEBTEDNESS. Neither Aegis nor the Borrower will, nor will either permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a) Indebtedness in respect of the Credit Extensions and other Obligations;

          (b) until the date of the Effective Date, Indebtedness identified in
     ITEM 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

          (c) Indebtedness existing as of the Amendment Effective Date (as defined in the Existing Credit Agreement (which was June 30, 1997)) which is identified in ITEM 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

          (d) Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding which is incurred by Aegis, the Borrower or any of their respective Subsidiaries to a vendor of any assets permitted to be acquired pursuant to SECTION 7.2.7 to finance its acquisition of such assets;

          (e) unsecured Indebtedness incurred in the ordinary course of business, including current payables and accruals (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

          (f) Indebtedness in respect of Capitalized Lease Liabilities to the extent permitted by SECTION 7.2.7;

          (g) Indebtedness of Aegis, and Aegis' and the Borrower's Subsidiaries (other than EBA, the Applicable Subsidiaries and Non-U.S. Subsidiaries owing to the Borrower) related to or resulting from any loan or advance from, or any non-equity investment by, the Borrower, which Indebtedness shall be evidenced by one or more promissory notes in form and substance satisfactory to the Administrative Agent which have been duly executed, delivered and endorsed to the order of the Administrative Agent in pledge pursuant to a Pledge Agreement;

          (h) other Indebtedness of Aegis, the Borrower and their respective Subsidiaries in an aggregate amount not to exceed $1,000,000;

          (i) Parent Sub Debt (as defined in the Capital Contribution
     Agreements);

          (j) the Aegis Notes;

          (k) the 1998 Subordinated Debt; and

          (l) Indebtedness evidenced by the Seller Subordinated Notes;

PROVIDED, HOWEVER, that no Indebtedness otherwise permitted by CLAUSES (d), (f),
(g) or (h) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

     SECTION 7.2.3. LIENS. Neither Aegis nor the Borrower will, nor will either permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

          (b) until the date of the Effective Date, Liens securing payment of Indebtedness of the type permitted and described in CLAUSE (b) of SECTION 7.2.2;

          (c) Liens granted prior to the Amendment Effective Date (as defined in the Existing Credit Agreement (which was June 30, 1997)) to secure payment of Indebtedness of the type permitted and described in CLAUSE (c) of
     SECTION 7.2.2;

          (d) Liens granted to secure payment of Indebtedness of the type permitted and described in CLAUSES (d) and (f) of SECTION 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

          (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (h) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies or for which an appeal is pending; and

          (i) Liens upon tangible property acquired after the Effective Date by Aegis, the Borrower or any of their respective Subsidiaries, which Liens existed on such property before the time of its acquisition and was not created in anticipation thereof and which may secure payment of Indebtedness of the type permitted and described in CLAUSES (d) and (h) of
     SECTION 7.2.2.

     SECTION 7.2.4.  FINANCIAL CONDITION.

     (a) ADJUSTED NET WORTH. Aegis will not permit Adjusted Net Worth at any time to be less than the sum of (i) 92.5% of its Adjusted Net Worth on the Effective Date (as set forth in Schedule IV) PLUS (ii) 50% of cumulative Net Income (in excess of zero) from the Effective Date to the date of determination.

     (b) DEBT TO EBITDA RATIO. Aegis will not permit the Debt to EBITDA Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:


                                               DEBT TO
                    PERIOD                   EBITDA RATIO
                    ------                   ------------
          Effective Date through 09/29/98    4.70 : 1.00
          09/30/98 through 12/30/98          3.70 : 1.00
          12/31/98 through 03/30/98          3.00 : 1.00
          03/31/99 through 06/29/99          2.50 : 1.00
          06/30/99 and thereafter            2.00 : 1.00

     (c) INTEREST COVERAGE RATIO. Aegis will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                               INTEREST
                    PERIOD                  COVERAGE RATIO
                    ------                  -------------
          Effective Date through 09/29/98    2.15 : 1.00
          09/30/98 through 12/30/98          2.70 : 1.00
          12/31/98 through 03/30/99          3.20 : 1.00
          03/31/99 through 06/29/99          4.00 : 1.00
          06/30/99 and thereafter            4.50 : 1.00

     (d) CASH FLOW COVERAGE RATIO. Aegis will not permit the Cash Flow Coverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:


                                               CASH FLOW
                    PERIOD                   COVERAGE RATIO
                    ------                  -------------
          10/01/98 through 12/31/98          0.35 : 1.00
          01/01/99 through 03/31/99          1.00 : 1.00
          04/01/99 through 06/30/99          1.75 : 1.00
          07/01/99 and thereafter            2.50 : 1.00

     SECTION 7.2.5. INVESTMENTS. Neither Aegis nor the Borrower will, nor will either permit any of their respective Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a) Investments existing on the Amendment Effective Date (as defined in the Existing Credit Agreement (which was June 30, 1997)) and identified in ITEM 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

          (b) Cash Equivalent Investments;

          (c) the ATC Merger (including the transactions contemplated thereby) and Investments in Permitted Acquisitions in an aggregate amount not exceeding $10,000,000 at any time during the term of this Agreement; PROVIDED, that the maximum aggregate amount of such Investments in Permitted Acquisitions in any Fiscal Year shall not exceed $5,000,000, and in any other case, in amounts and on terms in form and substance satisfactory to the Agents;

          (d) without duplication, Investments permitted as Indebtedness pursuant to SECTION 7.2.2;

          (e) without duplication, Investments permitted as Capital Expenditures pursuant to SECTION 7.2.7;

          (f) in the ordinary course of business, Investments by Aegis or the Borrower in Aegis or in any of their respective Subsidiaries (other than EBA and the Applicable Subsidiaries), or by any such Subsidiary in any of its Subsidiaries (other than EBA and the Applicable Subsidiaries), or by the Borrower in Aegis (PROVIDED, that the maximum amount of such Investments in other than Subsidiary Guarantors shall not exceed $2,000,000 over the term of this Agreement); PROVIDED, HOWEVER, that Investments in EBA and the Applicable Subsidiaries existing on the Closing Date shall nevertheless be permitted; and

          (g) other Investments in an aggregate amount at any one time not to exceed $1,000,000;

PROVIDED, HOWEVER, that

          (h) any Investment which when made complies with the requirements of the definition of the term "CASH EQUIVALENT INVESTMENT" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

          (i) no Investment otherwise permitted by CLAUSES (c), (e), or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing or if the Borrower or Aegis shall fail to have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such Investment (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to SECTION 7.1.1) giving PRO FORMA effect to the consummation of such Investment and evidencing compliance with the covenants set forth in SECTION 7.2.4.

     SECTION 7.2.6. RESTRICTED PAYMENTS, ETC. On and at all times after the Effective Date:

          (a) Aegis will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of Aegis (other than such dividends or distributions on Aegis' Series B Preferred Stock in an annual aggregate amount not in excess of $15,000) or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of Aegis (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, nor permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of Capital Stock (now or hereafter outstanding) of Aegis, or warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of Aegis;

          (b) neither Aegis nor the Borrower will, nor will either permit any of their respective Subsidiaries to

               (i) make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt, or which would violate the subordination provisions of such Subordinated Debt; or

               (ii) redeem, purchase or defease, any Subordinated Debt;

     PROVIDED, that, in any event (x) no payment or prepayment of any amount in respect of either Seller Subordinated Note (whether in respect of principal, interest (except as provided below), fees or other amounts) shall be permitted unless, and until, all Obligations hereunder and under the other Loan Documents shall have been paid in cash in full and all Commitments hereunder shall have been terminated, (y) interest in respect of the Seller Subordinated Notes shall be permitted to be paid in accordance with the terms thereof to the extent, but only to the extent, that both immediately before and after giving effect to each such interest payment (1) no Default has occurred and is continuing or would occur, and
     (2) the Cash Flow Coverage Ratio
     exceeds 1.10:1. and (z) the Parent Sub Debt (as defined in the Capital Contribution Agreements) may be repaid in accordance with the terms thereof only if Aegis has for any three consecutive Fiscal Quarters been in compliance with the Debt to EBITDA Ratio applicable for such Fiscal Quarters and to the extent, that both immediately before and after giving effect to such payment, no Default has occurred and is continuing or would occur; and

          (c) neither Aegis nor the Borrower will, nor will either permit any Subsidiary to, set aside funds for any of the foregoing purposes.

     SECTION 7.2.7. CAPITAL EXPENDITURES, ETC. Neither Aegis nor the Borrower will, nor will either permit any of their respective Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures which do not aggregate in excess of the amount set forth below opposite such Fiscal Year(s):

     1998 and 1999                           $30,000,000
     2000                                    $18,750,000
     2001                                    $22,000,000
     2002                                    $23,750,000
     2003                                    $28,000,000

PROVIDED, HOWEVER, that commencing with the 2000 Fiscal Year and thereafter (i) to the extent Capital Expenditures are made or committed to be made in any Fiscal Year in an amount less than the maximum amount permitted for such Fiscal Year, the Capital Expenditures which Aegis or the Borrower or any of their respective Subsidiaries may make or commit to make in the next following Fiscal Year shall be increased by 50% of the amount of the permitted Capital Expenditures not so made or committed to be made in the immediately preceding Fiscal Year (the "Carry-Forward Amount"), but no further carry forward of such Carry-Forward Amount to any other succeeding Fiscal Year shall be permitted and
(ii) no portion of any Carry-Forward Amount shall be used in any Fiscal Year until the entire amount of the Capital Expenditures permitted to be made or committed to be made in such Fiscal Year shall have been used.

     SECTION 7.2.8. TAKE OR PAY CONTRACTS. Neither Aegis nor the Borrower will, nor will either permit any of their respective Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by Aegis, the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

     SECTION 7.2.9. CONSOLIDATION, MERGER, ETC. Neither Aegis nor the Borrower will, nor will either permit any of their respective Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except (a) the ATC Merger and any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, Aegis, the Borrower or any other Subsidiary (other than EBA) (PROVIDED, that a Subsidiary Guarantor may only merge with, or liquidate or dissolve into, another Subsidiary Guarantor or Aegis or the Borrower), and the assets or stock of any Subsidiary may be purchased or otherwise acquired by Aegis, the Borrower or any other Subsidiary (PROVIDED, that the assets or stock of a Subsidiary Guarantor may only be acquired by Aegis, the Borrower or another Subsidiary Guarantor), and (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, Aegis, the Borrower or any of their respective Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if permitted (without duplication) by SECTION 7.2.7 and CLAUSE (c) of
SECTION 7.2.5.

     SECTION 7.2.10. ASSET DISPOSITIONS, ETC. Neither Aegis nor the Borrower will, nor will either permit any of their respective Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any part of its assets (including accounts receivable and Capital Stock of Aegis's or the Borrower's Subsidiaries) to any Person, unless such sale, transfer, lease, contribution or conveyance is either
(a) in the ordinary course of its business, (b) permitted by SECTION 7.2.9 or
(c) the sale by Aegis of its option to purchase the real property and premises located at 4055 Beltline Road, Addison, Texas 75234 (the "ADDISON PROPERTY") so long as concurrently with the receipt of any proceeds of such sale, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 50% of such proceeds, to be applied as set forth in SECTION 3.1.2.

     SECTION 7.2.11. MODIFICATION OF CERTAIN AGREEMENTS. Neither Aegis nor the Borrower will consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to the Purchase Agreement, the 1997 Merger Agreement, the ATC Merger Agreement, either Seller Subordinated Note, either Warrant, any Parent Sub Debt (as defined in either Capital Contribution Agreement), the Aegis Notes, the 1998 Subordinated Debt or any document or instrument evidencing or applicable to any Subordinated Debt, other than, in the case of the Seller Subordinated Notes, Parent Sub Debt, Aegis Notes or 1998 Subordinated Debt any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption.

     SECTION 7.2.12. TRANSACTIONS WITH AFFILIATES. Neither Aegis nor the Borrower will, nor will either permit any of their respective Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to Aegis, the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of Aegis, the Borrower or such Subsidiary with a Person which is not one of its Affiliates; PROVIDED that Aegis and its Subsidiaries may pay management fees to Parent in amounts satisfactory to the Agents, and in any case, only with the Agents' prior written consent.

     SECTION 7.2.13. NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. Neither Aegis nor the Borrower will, nor will either permit any of their respective Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by CLAUSE (b) of
SECTION 7.2.2 as in effect on the Effective Date or by CLAUSES (d) or (f) of
SECTION 7.2.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting

          (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of Aegis, the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

          (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

     SECTION 7.2.14. STOCK OF SUBSIDIARIES. Neither Aegis nor the Borrower will permit any Subsidiary to issue any Capital Stock (whether for value or otherwise) to any Person other than Aegis, the Borrower or another Subsidiary; PROVIDED, HOWEVER, that the shares of Capital Stock of Advanced not owned by Aegis as of the Closing Date may be held by Persons other than Aegis.

     SECTION 7.2.15. SALE AND LEASEBACK. Neither Aegis nor the Borrower will, nor will either permit any of their respective Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by Aegis, the Borrower or any of their respective Subsidiaries of real or personal property which has been or is to be sold or transferred by Aegis, the Borrower or any of their respective Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Aegis, the Borrower or any of their respective Subsidiaries.

     SECTION 7.2.16. END OF FISCAL YEAR. Neither Aegis nor the Borrower will, except as required pursuant to SECTION 7.1.11, change (or permit its or their Subsidiaries to change) the last day of their Fiscal Year from December 31.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

     SECTION 8.1. LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 8.1 shall constitute an "EVENT OF DEFAULT".

     SECTION 8.1.1. NON-PAYMENT OF OBLIGATIONS. (a) The Borrower shall default in the payment or prepayment of any Reimbursement Obligation (including pursuant to SECTIONS 2.6 and 2.6.2) on the applicable Disbursement Due Date or any deposit of cash for collateral purposes on the date required pursuant to SECTION 2.6.4 or any principal of any Loan when due (and such default shall continue unremedied for a period of two Business Days), or (b) any Obligor (including the Borrower) shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest or commitment fee or of any other monetary Obligation.

     SECTION 8.1.2. BREACH OF WARRANTY. Any representation or warranty of Aegis, the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of Aegis, the Borrower or any other Obligor to any Agent, any Issuer or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to ARTICLE VI) is or shall be incorrect when made in any material respect.

     SECTION 8.1.3. NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. Either Aegis or the Borrower shall default in the due performance and observance of any of its obligations under SECTIONS 7.1.1, 7.1.9 or 7.2 , other than CLAUSE (a) or (b) of SECTION 7.2.4; or the Borrower shall default, and such default shall continue unremedied for a period of 15 days or more, in the due performance of observance of any of its obligations under CLAUSE
(a) or (b) of SECTION 7.2.4.

     SECTION 8.1.4. NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

     SECTION 8.1.5. DEFAULT ON OTHER INDEBTEDNESS. (a) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in SECTION 8.1.1) of Aegis, the Borrower or any of their respective Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $2,000,000; or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness (other than Indebtedness described in SECTION 8.1.1) or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity; or

          (b) a Sub Debt Event of Default (as such term is defined in the applicable Seller Subordinated Note, IQI Note, 1998 Subordinated Debt or, as the case may be, any such other Subordinated Debt) has occurred.

     SECTION 8.1.6. JUDGMENTS. Except for the judgment entered against Aegis in the litigation entitled KERS & COMPANY V. ATC COMMUNICATIONS GROUP, INC. in the approximate amount of $2,400,000, any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against Aegis, the Borrower or any of their respective Subsidiaries or any other Obligor and either

          (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

          (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 8.1.7. PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan:

          (a) the institution of any steps by Aegis, the Borrower, any member of their respective Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, Aegis, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

     SECTION 8.1.8. CONTROL OF AEGIS OR THE BORROWER. (a) Any Change in Control shall occur; or

          (b) a Company Sale (as such term is defined in the applicable Seller Subordinated Note) shall occur.

     SECTION 8.1.9. BANKRUPTCY, INSOLVENCY, ETC. Either Aegis, the Borrower or any of their respective Subsidiaries or any other Obligor shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Aegis, the Borrower or any of their respective Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Aegis, the Borrower or any of their respective Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that Aegis, the Borrower, each of their respective Subsidiaries and each other Obligor hereby expressly authorizes the Administrative Agent, the Issuer and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Aegis, the Borrower or any of their respective Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by Aegis, the Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by Aegis, the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that Aegis, the Borrower, each of their respective Subsidiaries and each other Obligor hereby expressly authorizes the Administrative Agent, the Issuer and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.1.10. IMPAIRMENT OF SECURITY, ETC. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; Aegis, the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document and except to the extent that any such Lien has ceased to be a perfected first priority Lien solely due to an act or omission by the Administrative Agent or a Lender.

     SECTION 8.1.11. SUBORDINATED NOTES. The subordination provisions relating to the Seller Subordinated Notes, the Aegis Notes, the 1998 Subordinated Debt or any other Subordinated Debt (the "SUBORDINATION PROVISIONS") shall fail to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or the principal or interest on any Loan, Reimbursement Obligation or other Obligations shall fail to constitute Senior Indebtedness (as defined in the applicable Seller Subordinated Note, the Aegis Notes, the 1998 Subordinated Debt or such other Subordinated Debt (or similar term in any such Seller Subordinated Note, the Aegis Notes, the 1998 Subordinated Debt or such other Subordinated Debt)); or the Borrower or any of its Subsidiaries or any holder of any Seller Subordinated Note, the Aegis Notes, the 1998 Subordinated Debt or such other Subordinated Debt shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that any of such Subordination Provisions exist for the benefit of the Administrative Agent, each Issuer and the Lenders or (iii) that all payments of principal or interest with respect to any such Seller Subordinated Note, the Aegis Notes, the 1998 Subordinated Debt or such other Subordinated Debt made by the Borrower, or realized from the liquidation of any property of the Borrower, shall be subject to any of such Subordination Provisions.

     SECTION 8.2. ACTION IF BANKRUPTCY. If any Event of Default described in CLAUSES (a) through (d) of SECTION 8.1.9 shall occur with respect to Aegis, the Borrower or any of their respective Subsidiaries or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 8.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in CLAUSES (a) through (d) of SECTION 8.1.9 with respect to Aegis, the Borrower or any of their respective Subsidiaries or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, require the Borrower to provide cash collateral to be deposited with the Administrative Agent in an amount equal to the Stated Amount of all issued Letters of Credit and/or declare the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


                                      ARTICLE IX

                                      THE AGENTS

     SECTION 9.1. ACTIONS. Each Lender hereby appoints Scotiabank as its Administrative Agent and Documentation Agent and CSFB as its Syndication Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, PRO RATA according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which such Agent is not reimbursed by the Borrower; PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or wilful misconduct. None of the Agents shall be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of any Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 9.2. FUNDING RELIANCE, ETC. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York, New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 9.3. EXCULPATION. None of the Agents nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower or any other Obligor of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent shall not obligate such Agent to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 9.4. SUCCESSOR. Any Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If any Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become an Agent hereunder in the same capacity as the retiring Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent in the same capacity as the retiring Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as such, the provisions of

          (a) this ARTICLE IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement; and

          (b) SECTION 11.3 and SECTION 11.4 shall continue to inure to its benefit.

     SECTION 9.5. CREDIT EXTENSIONS BY AGENTS. Each Agent shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, (y) the Notes held by it or any of its Affiliates, and (z) its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not an Agent. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Affiliate of the Borrower as if such Agent were not an Agent hereunder.

     SECTION 9.6. CREDIT DECISIONS. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 9.7. COPIES, ETC. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

     SECTION 9.8. THE DOCUMENTATION AGENT AND THE SYNDICATION AGENT. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, neither the Documentation Agent nor the Syndication Agent, in such capacity, shall have any rights, duties or responsibilities under this Agreement or any other Loan Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against either the Documentation Agent or the Syndication Agent in such capacity.


                                      ARTICLE X

                                       GUARANTY

     SECTION 10.1. GUARANTY. Aegis hereby absolutely, unconditionally and irrevocably

          (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower now or hereafter existing, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C.
     Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)), and

          (b) indemnifies and holds harmless each Lender and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender or such holder, as the case may be, in enforcing any rights under the guaranty set forth in this ARTICLE X.

The guaranty set forth in this ARTICLE X constitutes a guaranty of payment when due and not of collection, and Aegis specifically agrees that it shall not be necessary or required that any Lender or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of Aegis under the guaranty set forth in this ARTICLE X.

     SECTION 10.2. ACCELERATION OF GUARANTY. Aegis agrees that upon the occurrence of an Event of Default of the nature set forth in CLAUSES (a) through
(d) of SECTION 8.1.9, at a time when any of the Obligations of the Borrower and each other Obligor may not then be due and payable, then Aegis agrees that it will pay to the Administrative
Agent for the account of each Lender forthwith the full amount which would be payable under the guaranty set forth in this ARTICLE X by Aegis if all such Obligations were then due and payable.

     SECTION 10.3.  GUARANTY ABSOLUTE, ETC.  The guaranty set forth in this
ARTICLE X shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full in cash, all obligations of Aegis under the guaranty set forth in this ARTICLE X shall have been paid in full in cash, all Letters of Credit have been terminated or expired, all Rate Protection Agreements have been terminated or expired and all Commitments shall have terminated. Aegis guarantees that the Obligations of the Borrower will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any holder of any Note with respect thereto. The liability of Aegis under the guaranty set forth in this ARTICLE X shall be absolute, unconditional and irrevocable irrespective of:

          (a) any lack of validity, legality or enforceability of this Agreement, any Note or any other Loan Document;

          (b) the failure of any Lender or any holder of any Note

               (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor (including Aegis)) under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

               (ii) to exercise any right or remedy against any other guarantor (including Aegis) of, or collateral securing, any Obligations of the Borrower;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower, or any other extension, compromise or renewal of any Obligation of the Borrower;

          (d) any reduction, limitation, impairment or termination of any Obligations of the Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Aegis hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower or otherwise;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note or any other Loan Document;

          (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender or any holder of any Note securing any of the Obligations of the Borrower; or

          (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any surety or any guarantor.

     SECTION 10.4. REINSTATEMENT, ETC. Aegis agrees that the guaranty set forth in this ARTICLE X shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

     SECTION 10.5. WAIVER, ETC. Aegis hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower and the guaranty set forth in this ARTICLE X and any requirement that the Administrative Agent, any Lender or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower.

     SECTION 10.6. POSTPONEMENT OF SUBROGATION, ETC. Aegis agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under the guaranty set forth in this ARTICLE X, by any payment made under the guaranty set forth in this ARTICLE X or otherwise, until the prior payment in full in cash of all Obligations of the Borrower and each other Obligor, the termination or expiration of all Letters of Credit, the termination or expiration of all Rate Protection Agreements and the termination of all Commitments. Any amount paid to Aegis on account of any such subrogation rights prior to the payment in full in cash of all Obligations of the Borrower and each other Obligor shall be held in trust for the benefit of the Lenders and each holder of a Note and shall immediately be paid to the Administrative Agent for the benefit of the Lenders and each holder of a Note and credited and applied against the Obligations of the Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of this Agreement; PROVIDED, HOWEVER, that if

          (a) each Guarantor has made payment to the Lenders and each holder of a Note of all or any part of the Obligations of the Borrower, and

          (b) all Obligations of the Borrower and each other Obligor have been paid in full in cash, all Letters of Credit have been terminated or expired, all Rate Protection Agreements have been terminated or expired and all Commitments have been permanently terminated, each Lender and each holder of a Note agrees that, at Aegis's request, the Administrative Agent, on behalf of the Lenders and the holders of the Notes, will execute and deliver to the Aegis appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to Aegis of an interest in the Obligations of the Borrower resulting from such payment by Aegis. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, Aegis shall refrain from taking any action or commencing any proceeding against the Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under the guaranty set forth in this ARTICLE X to any Lender or any holder of a Note.

     SECTION 10.7. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF NOTES, ETC. The guaranty set forth in this ARTICLE X shall:

          (a) be binding upon Aegis and its successors, transferees and assigns; and

          (b) inure to the benefit of and be enforceable by the Administrative Agent and each Lender.

Without limiting the generality of the foregoing CLAUSE (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Credit Extension held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including the guaranty set forth in this ARTICLE X) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of SECTION 11.11 and ARTICLE X.


                                      ARTICLE XI

                               MISCELLANEOUS PROVISIONS

     SECTION 11.1. WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification or waiver which would:

          (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

          (b) modify this SECTION 11.1, change the definition of "Required Lenders", change the definition of "Net Asset Value","Eligible Account" or "Borrowing Base Amount" (in each case, if the effect of such change would be to require a Lender to make or participate in a Credit Extension in an amount that is greater than such Lender would have had to make or participate in immediately prior to such amendment), increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in ARTICLE III, release any Guarantor from its obligations under any Guaranty or release or amend all or substantially all collateral security (except, in each case, as otherwise specifically provided in this Agreement, a Guaranty, a Security Agreement or a Pledge Agreement) or extend the Revolving Loan Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note;

          (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Credit Extension (or reduce the principal amount of or rate of interest on any Credit Extension) shall be made without the consent of the holder of that Note evidencing such Loan;

          (d) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer thereof; or

          (e) affect adversely the interests, rights or obligations of any Agent (in such Agent's capacity as such Agent), any Issuer (in its capacity as Issuer), or the Swing Line Lender (in its capacity as Swing Line Lender) shall be effective unless consented to by such Agent, such Issuer or Swing Line Lender, as the case may be.

No failure or delay on the part of any Agent, any Issuer, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, any Issuer, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 11.2. NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address, or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address, or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

     SECTION 11.3. PAYMENT OF COSTS AND EXPENSES. The Borrower agrees to pay on demand all expenses of each Agent (including the fees and out-of-pocket expenses of counsel to each Agent and of local counsel, if any, who may be retained by counsel to such Agent) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

          (b) the filing, recording, refiling or rerecording of the Mortgage, the Pledge Agreement and the Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Mortgage, a Pledge Agreement or the Security Agreement, and

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save each Agent, each Issuer and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, the issuance of the Notes, the issuance of the Letters of Credit, or any other Loan Documents. The Borrower also agrees to reimburse each Agent, each Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by such Agent, such Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

     SECTION 11.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds each Agent, each Issuer and each Lender and each of their respective officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension hereunder and under (and as defined in) the Existing Credit Agreement;

          (b) the entering into and performance of the Existing Credit Agreement, this Agreement and any other Loan Document hereunder and also as such term is defined in the Existing Credit Agreement by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to ARTICLE V not to make any Credit Extension);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, such Issuer or such Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence, wilful misconduct or breach of a material obligation under a Loan Document. The Borrower and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Agent, any Issuer or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, the Borrower's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of the Borrower with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 11.5. SURVIVAL. The obligations of the Borrower under SECTIONS 4.3, 4.4, 4.5, 4.6, 9.3 and 11.4, and the obligations of the Lenders under
SECTION 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination or expiration of all Letters of Credit and the termination or expiration of all Letters of Credit and the termination of all Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document. In addition, the Borrower acknowledges and agrees that all provisions of the

Existing Credit Agreement and Loan Documents (as defined in the Existing Credit Agreement) THAT BY THEIR TERMS survive termination of the Existing Credit Agreement shall continue to survive and that its obligations in respect thereof shall be included as "Obligations".

     SECTION 11.6. SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 11.7. HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 11.8. EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agents and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, each Issuer and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower, each Issuer and each Lender and each of the other conditions precedent set forth in Article V have been satisfied or waived by the Administrative Agent or the Lenders (as applicable).

     SECTION 11.9. GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 11.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that:

          (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to SECTION 11.11.

     SECTION 11.11. SALE AND TRANSFER OF LOANS AND NOTES; PARTICIPATIONS IN LOANS AND NOTES. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with this SECTION 11.11.

     SECTION 11.11.1.  ASSIGNMENTS.  Any Lender,

          (a) with the written consents of the Borrower and the Administrative Agent (which consents shall not be unreasonably delayed or withheld) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

          (b) with notice to the Borrower and the Administrative Agent, but without the consent of the Borrower or the Administrative Agent, may assign and delegate to any of its affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNEE LENDER"), all or any fraction of such Lender's total Loans, Letter of Credit Outstandings and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans, Letter of Credit Outstandings and Commitments) in a minimum aggregate amount of $3,000,000 or the then remaining amount of a Lender's Loans; PROVIDED, HOWEVER, that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of SECTION 4.6 and FURTHER, PROVIDED, HOWEVER, that, the Borrower, each other Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender,

          (d) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent, and

          (e) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment

Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500. Any attempted assignment and delegation not made in accordance with this SECTION 11.11.1 shall be null and void. Notwithstanding any other term of this SECTION 11.11.1, the agreement of the Swing Line Lender to provide the Swing Line Loan Commitment shall not impair or otherwise restrict in any manner the ability of the Swing Line Lender to make any assignment of its Loans or Commitments, it being understood and agreed that the Swing Line Lender may terminate its Swing Line Loan Commitment, to the extent such Swing Line Commitment would exceed its Revolving Loan Commitment after giving effect to such assignment, in connection with the making of any assignment. Nothing contained in this SECTION 11.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans) under this Agreement and/or its Loans and/or its Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit or Swing Line Loans becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then each of the Issuer and (if different) the Swing Line Lender shall have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; PROVIDED, HOWEVER, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

     SECTION 11.11.2. PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "PARTICIPANT") participating interests (or a sub-participating interest, in the case of a Lender's participating interest in a Letter of Credit) in any of the Loans, Commitments, or other interests of such Lender hereunder; PROVIDED, HOWEVER, that

          (a) no participation or sub-participation contemplated in this
     SECTION 11.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

          (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

          (c) the Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, and

          (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in CLAUSE (b) or (c) of SECTION 11.1.

The Borrower acknowledges and agrees that each Participant, for purposes of SECTIONS 4.6, 4.8, 4.9, 7.1.1 and 11.4, shall be considered a Lender.

     SECTION 11.12. OTHER TRANSACTIONS. Nothing contained herein shall preclude the Administrative Agent, the Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 11.13. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT

OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING
ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH
LITIGATION. THE BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEMS
(THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY,
NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON THE BORROWER'S BEHALF AND ON BEHALF OF THE BORROWER'S PROPERTY, SERVICE OF
COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE
SERVED IN ANY SUCH ACTION OR PROCEEDING.  SUCH SERVICE MAY BE MADE BY
MAILING TO THE BORROWER AS PROVIDED IN SECTION 11.2 OR DELIVERING A
COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS
AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE BORROWER HEREBY
IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 11.14. WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF

DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.


                                       -101

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                   IQI, INC.


                                   By:________________________________________
                                       Name:
                                       Title:

                                   Address:        71 West 23rd Street
                                                   New York, New York  10010

                                   Facsimile No.:  212-229-2732

                                   Attention:      Paul G. Stern


                                   AEGIS COMMUNICATIONS GROUP, INC.
                                   (formerly ATC Communications Group, Inc.)


                                   By:________________________________________
                                       Name:
                                       Title:

                                   Address:       5950 Berkshire Lane
                                                  Suite 1650
                                                  Dallas, Texas 75225

                                   Facsimile No.:

                                   Attention:

                                   THE BANK OF NOVA SCOTIA,
                                     as Administrative Agent and
                                     Documentation Agent


                                   By:________________________________________
                                       Name:
                                       Title:

                                   Address:       One Liberty Plaza
                                                  New York, New York  10006

                                   Facsimile No.:  212-225-5090

                                   Attention:     Jerome Noto

                                   CREDIT SUISSE FIRST BOSTON,
                                     as Syndication Agent


                                   By:________________________________________
                                       Name:
                                       Title:

                                   By:________________________________________
                                       Name:
                                       Title:

                                   Address:  Eleven Madison Avenue
                                             New York, New York 10010-3629

                                   Telephone:     212-325-9155

                                   Facsimile No.: 212-325-8309

                                   Attention:     Robert Hetu

Revolving Loan                     THE BANK OF NOVA SCOTIA
 Commitment -    71.66666667%

Swing Line Loan                    By:________________________________________
 Commitment -    100%                  Name:
                                       Title:

Term Loan                          DOMESTIC & LIBOR OFFICE:
 Commitment -    52.85714286%
                                   Address:  One Liberty Plaza
                                        New York, New York 10006

                                   Facsimile No.: 212-225-5090

                                   Attention:      Jerome Noto




Revolving Loan                     CREDIT SUISSE FIRST BOSTON
 Commitment -    28.33333333%

Swing Line Loan                    By:________________________________________
 Commitment -    0%                    Name:
                                       Title:

Term Loan
 Commitment -    47.14285714%      By:________________________________________
                                       Name:
                                       Title:

                                   DOMESTIC & LIBOR OFFICE:

                                   Address:  Eleven Madison Avenue
                                             New York, New York 10010-3629

                                   Telephone:     212-325-9155

                                   Facsimile No.: 212-325-8309

                                   Attention:     Robert Hetu

                                                                     SCHEDULE I

                               DISCLOSURE SCHEDULE (*)

ITEM 6.6 MATERIAL ADVERSE CHANGE.

     On June 25, 1998, in connection with the case entitled KERS & COMPANY V. ATC COMMUNICATIONS GROUP, INC., filed in the U.S. District Court for the District of Kansas, summary judgment was entered against Aegis in the approximate amount of $2.4 million.

ITEM 6.7  LITIGATION.

DESCRIPTION OF PROCEEDING/ACTION OR CLAIM SOUGHT

Borrower:

NONE.


Aegis:

     KERS & COMPANY V. ATC COMMUNICATIONS GROUP, INC.: KERS & Company ("KERS") filed a complaint against Aegis alleging, INTER ALIA, breach of contract arising from Aegis' alleged failure to perform its obligations under a registration rights agreement. On June 25, 1998, the U.S. District Court for the District of Kansas granted KERS' summary judgment motion and awarded KERS damages in the approximate amount of $2.4 million. The court's grant of summary judgment has not yet been appealed.




____________________________

(*) Item numbers are keyed to refer to Sections where the item is principally referred to and will have to be revised as such Sections are renumbered.

ITEM 6.8  EXISTING SUBSIDIARIES.


                                     State of       Ownership       Business
Name                               Incorporation        %          Description
----                               -------------    -----------    -------------

Interserv Services Corp.           Delaware         100% owned     Telemarketing
                                                    by Borrower

Lexi International, Inc.           California       100% owned     Telemarketing
                                                    by Borrower
Children's Educational             Virginia         100% owned     Telemarketing
Publishing Corporation                              by Borrower

Advanced Telemarketing Corp.       Nevada           98.94% owned   Telemarketing
(d/b/a ATC Communications, Inc.)                    by Aegis

M/B Ltd. Services, Inc.            Maryland         100% owned     Telemarketing
                                                    by Aegis


ITEM 6.11  EMPLOYEE BENEFIT PLANS.

Borrower:

- Employee 401(k) Plan
- MetraHealth HMO Plus Care Plan (medical and dental insurance plan)
- Telephone Sales Representative Medical Plan
- Credit Unions

Interserv Services Corporation:

NONE.

Lexi International, Inc.:

NONE.

Children's Educational Publishing Corporation:

NONE.

Aegis:

NONE.

Advanced Telemarketing Corp.:

NONE.

M/B Ltd. Services, Inc.:

NONE.


ITEM 6.12  ENVIRONMENTAL MATTERS.

NONE.


ITEM 7.2.2(b)  INDEBTEDNESS TO BE PAID.



  Creditor                        Outstanding Principal Amount
  --------                        ----------------------------

  Bank One, Texas, National       $_____________
    Association

  Banc One Leasing Corporation    $_____________



ITEM 7.2.2(c)  ONGOING INDEBTEDNESS.


    Creditor        Outstanding Principal Amount

    NONE.


ITEM 7.2.5(a)  ONGOING INVESTMENTS.


                   Country of         Ownership          Business
Name              Incorporation           %             Description
----              -------------       ---------         --------------
EBA Direct, Inc.    Canada              49%              Telemarketing


                                                                SCHEDULE II



ITEM A:  EXISTING LETTERS OF CREDIT.



BENEFICIARY    STATED AMOUNT       DATE OF ISSUANCE    EXPIRY DATE
None.


ITEM B:   EXISTING SWING LINE LOANS.
                      $1,500,000

ITEM C:   OUTSTANDING EXISTING LOANS.

               EXISTING REVOLVING LOANS.
                    $16,500,000

               EXISTING TERM LOANS.
                    $33,737,500

                                                         SCHEDULE III


ITEM A:   EXISTING COMMITMENTS UNDER EXISTING CREDIT AGREEMENT.

The Bank of Nova Scotia: Revolving Loan Commitment
                              Percentage: 52.78%

Credit Suisse First Boston:   Revolving Loan Commitment
                              Percentage: 47.22%



ITEM B:   EXISTING LETTER OF CREDIT OUTSTANDINGS.

The Bank of Nova Scotia:      $0

Credit Suisse First Boston:   $0



ITEM C: EXISTING LOANS TO BE CONVERTED INTO OUTSTANDING LOANS UNDER AMENDED AND RESTATED CREDIT AGREEMENT.

The Bank of Nova Scotia: Revolving Loans          $8,708,333.34
                         Swing Ling Loans         $1,500,000.00
                         Term Loans               $17,832,678.57

Credit Suisse First Boston:
                         Revolving Loans          $7,791,66.
                         Term Loans               $15,904,821.93

ITEM D:   REALLOCATION OF LOANS AND COMMITMENTS.


The Bank of Nova Scotia: Revolving Loan Commitment:         71.67%
                         Term Loans:                        52.86%

Credit Suisse First Boston:
                         Revolving Loan Commitment:         28.33%
                         Term Loans:                        47.14%

ITEM E: TOTAL LOANS AND COMMITMENTS AFTER GIVING EFFECT TO THE AMENDED AND RESTATED CREDIT AGREEMENT.

The Bank of Nova Scotia:      Revolving Loans          $21,500,000
                              Term Loans               $17,832,678.57

Credit Suisse First Boston:   Revolving Loans          $8,500,000
                              Term Loans               $15,904,821.43

                                                             SCHEDULE IV


                                  ADJUSTED NET WORTH


Consolidated Assets:          $___________
  less

Consolidated Liabilities:     $___________

Adjusted Net Worth:           $___________



                                                                    SCHEDULE V


                          NON-RECURRING EXTRAORDINARY ITEMS




Fiscal Quarter ended June 30, 1997:               $140,848
Fiscal Quarter ended September 30, 1997:          $142,351
Fiscal Quarter ended December 31, 1997:           $ 37,116


                                                              SCHEDULE VI


                           AT&T EXCESS BILLING ADJUSTMENTS


FISCAL YEAR 1997:
     First Fiscal Quarter:           $548,000
     Second Fiscal Quarter:          $488,000

                         Total:    $1,036,000
